As filed with the Securities and Exchange Commission on January 31, 2003
Registration No. 333-102107

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Petrobras International Finance Company	Petróleo Brasileiro S.A.— Petrobras
(Exact name of each Registrant as specified in its charter)

Not Applicable	Brazilian Petroleum Corporation—Petrobras
(Translation of Registrant’s name into English)

Cayman Islands	Brazil
(State or other jurisdiction of incorporation or organization)

1311	1311
(Primary Standard Industrial Classification Code Number)

Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)

Anderson Square Building, P.O. Box 714, George Town, Grand Cayman, the Cayman Islands, B.W.I. (55-21) 2534-1410	Avenida República do Chile, 65 20035-900—Rio de Janeiro—RJ, Brazil (55-21) 2534-4477
(Address, including zip code, and telephone number, including area code, of each Registrant’s principal executive offices)

Petróleo Brasileiro S.A.—Petrobras 1330 Avenue of the Americas, 16th Floor New York, NY 10019-5422 (212) 829-1517	Petróleo Brasileiro S.A.—Petrobras 1330 Avenue of the Americas, 16th Floor New York, NY 10019-5422 (212) 829-1517
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Sara Hanks
Clifford Chance US LLP
2001 K Street, N.W.
Washington, D.C. 20006-1001
(202) 912-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

9 1/8% Senior Notes due February 2007 (3)	U.S.$500,000,000	100%	U.S.$500,000,000	$46,000 (4)

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2)	Calculated in accordance with Rule 457(f)(2) under the Securities Act.
(3)	Including the obligations under the Standby Purchase Agreement and the Standby Purchase Agreement itself, to the extent registerable.
(4)	Previously paid.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file an amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Petrobras International Finance Company

U.S. $500,000,000 9 1/8% Senior Notes due February 2007

Payment in respect of principal and interest supported by

Petróleo Brasileiro S.A.—PETROBRAS

(Brazilian Petroleum Corporation—Petrobras)

The exchange offer
We are offering to exchange new notes registered with the Securities and Exchange Commission for existing notes that we previously issued in offerings exempt from the SEC’s registration requirements. The terms and conditions of the exchange offer are summarized below and more fully described in this prospectus.

Expiration date	5:00 p.m. (New York City time) on , 2003, unless extended.

Withdrawal rights	Any time before 5:00 p.m. (New York City time) on expiration date.

Integral multiples	Old notes may only be tendered in integral multiples of $1,000.

Expenses	SEC-related fees and Exchange Agent fees and reasonable expenses paid for by Petrobras International Finance Company.

New notes
The new notes will have the same terms and conditions as the existing notes they are replacing, which are summarized below and described more fully in this prospectus. The new notes will not contain terms with respect to transfer restrictions or interest rate increases. The new notes are senior to U.S.$150 million in junior trust certificates issued in December 2001 and will rank equally with U.S.$450 million in senior notes issued in May 2001, U.S.$600 million in senior notes issued in July 2001 and U.S.$750 million in senior trust certificates issued in December 2001.

Listing	We expect the new notes to be listed on the Luxembourg Stock Exchange.

Consider carefully the risk factors beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Important Notice about Information Presented in this Prospectus

You should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

We include cross-references in this prospectus to captions where you can find further related discussions. The following Table of Contents provides the pages on which these captions are located.

PIFCo and Petrobras

This registration statement is being filed by Petrobras International Finance Company, which we sometimes refer as PIFCo, and Petróleo Brasileiro S.A. – Petrobras, which we sometimes refer to as Petrobras. PIFCo is the wholly-owned subsidiary of Petrobras. Terms such as “we,” “us” and “ours” generally refer to Petrobras and its consolidated subsidiaries, unless the context requires otherwise.

The notes have not been, and will not be, registered with the Comissão de Valores Mobiliários, or CVM, the securities and exchange commission of Brazil. Any public offering or distribution, as defined under Brazilian laws and regulations, of the notes in Brazil is not legal without such prior registration under Law 6385/76. If a Brazilian resident acquires any note, such note can neither circulate in Brazil in bearer form nor be repaid in Brazil in a currency other than the Brazilian currency at the time such payment is made.

i

Available Information

We are filing with the SEC a registration statement on Form F-4 relating to the new notes. This prospectus is a part of the registration statement, but the registration statement includes additional information and also includes exhibits that are referenced in this prospectus.

Petrobras and PIFCo.    We and PIFCo are currently subject to the information requirements of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. These reports and other information filed can be inspected at, and subject to the payment of any required fees, copies may be obtained from, the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. The SEC can be reached at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. These reports and other information relating to Petrobras may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.  As foreign private issuers, we and PIFCo are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and “shortswing” profit recovery provisions under the Exchange Act. The rules of the New York Stock Exchange may require us to solicit proxies from our shareholders under some circumstances.

The Letter of Credit Bank.    The letter of credit has been issued by Banco Bilbao Vizcaya Argentaria S.A., or BBVA, one of the largest financial institutions in Spain, operating through its New York branch, or BBVA New York Branch. BBVA is currently subject to the information requirements of the Exchange Act applicable to a foreign private issuer, and accordingly files or furnishes reports, including annual reports on Form 20-F (containing financial statements), reports on Form 6-K, and other information with the SEC. According to the Form 20-F filed by BBVA for the year ended December 31, 2001, BBVA had consolidated total assets of €309,062 million, consolidated net income of €2,488 million, consolidated capital and reserves of €12,770 million and total liability and equity of €309,062 million and, according to Moody’s, BBVA had a long-term debt rating of “Aa2” and a short-term debt rating of “P-1.” In addition, BBVA New York Branch is licensed to do business as a branch and files specified financial statements and reports with the New York State Banking Department. Filings by BBVA New York Branch are available from the New York State Banking Departments located at 2 Rector Street, New York, New York 10006-1894, and are available in accordance with the rules and regulations of the New York State Banking Department. The reports mentioned in this section will also be available free of charge at the office of the Luxembourg paying agent.

The Trustee and the New York Paying Agent.    The Bank of New York, acting as trustee and paying agent in New York, will furnish to you copies of documents referred to herein. You should contact the Trustee at 101 Barclay Street, 21W, New York, New York 10286.

The Luxembourg Paying Agent.    The Luxembourg paying agent will furnish you with copies of documents referred to herein. You should contact the Luxembourg paying agent at Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royale, L-2955 Luxembourg.

Incorporation by Reference

The SEC, allows us to “incorporate by reference” information contained in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC, to the extent that we identify such information as being incorporated by reference into this prospectus, will automatically update and supersede this information. Information set forth in this prospectus supersedes any previously filed information that is incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following information and documents:

•
PIFCo’s annual report on Form 20-F for the fiscal year ended December 31, 2001, which was filed with the SEC on July 1, 2002, an amendment to which was filed with the SEC on December 13, 2002 and which we refer to in this prospectus as the “PIFCo 2001 Form 20-F”;

•	PIFCo’s Form 6-K, which was submitted to the SEC on December 6, 2002 and which discusses PIFCo’s results for the period ended June 30, 2002;

•
Petrobras’ annual report on Form 20-F for the fiscal year ended December 31, 2001, which was filed with the SEC on July 1, 2002 and which we refer to in this prospectus as the “Petrobras 2001 Form 20-F”;

•	Petrobras’ Form 6-K, which was submitted to the SEC on September 10, 2002 and which discusses Petrobras’ results for the period ended June 30, 2002 and

•	Petrobras’ Form 6-K, which was submitted to the SEC on October 18, 2002 and which discusses Petrobras’ acquisition of Perez Companc S.A.; and

•
any future filings on Form 20-F we or PIFCo make under the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the exchange offer, and any future submissions on Form 6-K during this period that are identified as being incorporated into this prospectus.

You may request a copy of these filings, at no cost, at the office of our Luxembourg paying agent and transfer agent at the address listed on the back cover of this prospectus or by writing or calling us the following address and phone number:

Investor Relations
Petrobras International Finance Company
c/o Petróleo Brasileiro S.A.—PETROBRAS
Avenida República do Chile, 65
20035-900—Rio de Janeiro—RJ
Brazil
(55-21) 2534-1410

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information. We are offering to exchange the old notes for new notes only in jurisdictions where offers and sales are permitted.

Forward-Looking Statements

Many statements made in this prospectus and in the information incorporated by reference are forward-looking statements that are not based on historical facts and are not assurances of future results. Many of the forward-looking statements contained in or incorporated by reference into this prospectus may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimate” and “potential,” among others. We have made forward-looking statements that address, among other things, our:

•	regional marketing and expansion strategy;

•	drilling and other exploration activities;

•	import and export activities;

•	projected capital expenditures;

•	liquidity; and

•	development of additional revenue sources.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These factors include:

•	the ability to obtain financing;

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	competition;

•	technical difficulties in the operation of our equipment and the provision of our services;

•	changes in, or failure to comply with, governmental regulations;

•	receipt of governmental approvals and licenses;

•	business abilities and judgment of personnel;

•	availability of qualified personnel;

•	Brazilian political, economic and social developments;

•	military operations, terrorist acts, wars or embargoes;

•	the cost and availability of adequate insurance coverage; and

•	other factors discussed under “Risk Factors” in this prospectus and in the Petrobras 2001 Form 20-F and the PIFCo 2001 Form 20-F.

All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement, and you should not place reliance on any forward-looking statement contained herein.

Difficulties of Enforcing Civil Liabilities Against Non-U.S. Persons

PIFCo.    PIFCo is a limited liability company organized under the laws of the Cayman Islands. All of the directors and officers of PIFCo and certain of the experts named herein reside in Brazil, or elsewhere outside the United States, and all or a significant portion of the assets of such persons may be, and substantially all of PIFCo’s assets are, located outside the United States. As a result, it may not be possible for you to effect service of process upon such persons outside Brazil or the Cayman Islands, as the case may be, or to enforce against them or against PIFCo judgments predicated upon the civil liability provisions of the federal securities laws of the United States. In the terms and conditions of the notes, PIFCo will (i) agree that the courts of the State of New York and the federal courts of the United States, in each case sitting in the Borough of Manhattan, the City of New York, shall have jurisdiction to hear and determine any suit, action or proceeding, or to settle any dispute, which arises out of or in connection with the notes and, for such purposes, will submit to the jurisdiction of such courts and (ii) name an agent for service of process in the Borough of Manhattan, the City of New York. See “Description of the Notes—Jurisdiction.”

Walkers, PIFCo’s Cayman Islands counsel, advises that although there is no statutory enforcement in the Cayman Islands of judgments obtained in courts in New York or any other state of the United States of America, the courts of the Cayman Islands will recognize and enforce a judgment obtained in such a court, without any re-examination of its merits, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, where the judgment is final and in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules and which is conclusive, for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations, and which was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands or by statute.

Petrobras.    We are a sociedade de economia mista (a public sector company with some private sector ownership), established under the laws of Brazil. All of our executive officers and directors presently reside in Brazil. In addition, substantially all of our assets are located in Brazil. As a result, it will be necessary for investors to comply with Brazilian law in order to obtain an enforceable judgment against these foreign resident persons or our assets. It may not be possible for investors to effect service of process within the United States upon our executive officers and directors, or to realize in the United States upon judgments against these persons obtained in U.S. courts based upon civil liabilities of these persons, including any judgments based upon U.S. federal securities laws, to the extent these judgments exceed these persons’ U.S. assets.

Specifically, Mr. Nilton de Almeida Maia, our general counsel, has advised us that Brazilian courts will enforce judgments of U.S. courts for civil liabilities predicated on the U.S. securities laws, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Federal Supreme Court of Brazil. The foreign judgment will be confirmed if:

•	it fulfills all formalities required for its enforceability under the laws of the country that granted the foreign judgment;

•	it is for the payment of a sum certain of money;

•	it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law;

v

•	it is not subject to appeal;

•	it is authenticated by a Brazilian consular office in the country where it was issued, and is accompanied by a sworn translation into Portuguese; and

•	it is not contrary to Brazilian national sovereignty, public policy or good morals, and does not contain any provision which for any reason would not be upheld by the courts of Brazil.

Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to the notes.

Mr. Nilton de Almeida Maia has also advised us that:

•
as a plaintiff, an investor may bring an original action predicated on the U.S. securities laws in Brazilian courts and that, subject to applicable laws, Brazilian courts may enforce liabilities in these types of actions against us, our directors, and certain of our officers and advisors and the federal government of Brazil;

•
if an investor resides outside Brazil and owns no real property in Brazil, he or she must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court in connection with litigation in Brazil, except in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Federal Supreme Court; and

•	Brazilian law limits an investor’s abilities as a judgment creditor of Petrobras to satisfy a judgment against us by attaching certain of our assets.

Summary

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all the information that you should consider before deciding to accept the new notes.

SUMMARY OF THIS EXCHANGE OFFER

In February 2002, we completed offerings of $500 million principal amount of notes exempt from the SEC’s registration requirements. In connection with those offerings, we agreed, among other things, to deliver to you this prospectus and to use our best efforts to complete this exchange offer within sixty days after the SEC has declared the registration statement relating to this exchange offer effective.

This Exchange Offer	We are offering to exchange $1,000 principal amount of notes which have been registered under the Securities Act for each $1,000 of outstanding principal amount of notes.

The form and terms of the notes that we are offering in this exchange offer are identical in all material respects to the form and terms of the existing notes which were issued on February 4, 2002 and February 28, 2002 in offerings exempt from the SEC’s registration requirements, except that the notes that we are offering in this exchange offer have been registered under the Securities Act. The notes that we are offering in this exchange offer will evidence the same obligations as, and will replace, the existing notes and will be issued under the same indenture.

If you wish to exchange an outstanding note, you must properly tender it in accordance with the terms described in this prospectus. We will exchange all outstanding notes that are validly tendered and are not validly withdrawn.

As of this date, there is U.S. $500 million principal amount of existing notes outstanding. The exchange offer is not contingent upon any minimum aggregate principal amount of existing notes being tendered for exchange. We will issue registered notes on or promptly after the expiration of the exchange offer.

Registration Rights Agreement
We are making this exchange offer in order to satisfy our obligation under the registration rights agreement, entered into on February 4, 2002 and amended and restated on February 28, 2002, to cause our registration statement to become effective under the Securities Act. You are entitled to exchange your notes for registered notes with substantially identical terms. After the exchange offer is complete, you will generally no longer be entitled to any registration rights with respect to your notes.

Resales of the New Notes
Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

•	you acquire any new note in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes,

•	you are not a broker-dealer who purchased existing notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	you are not an “affiliate”(as defined in Rule 405 under the Securities Act) of Petrobras or PIFCo.

If our belief is inaccurate and you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.

Each broker-dealer that is issued new notes for its own account in exchange for notes that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by making this acknowledgement and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer who acquired existing notes as a result of market-making or other trading activities may use this prospectus for an offer to resell, resale or other retransfer of the new notes. We believe that no registered holder of the existing notes is an affiliate(as the term is defined in Rule 405 of the Securities Act) of Petrobras or PIFCo.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2003, unless we decide to extend the expiration date.

Conditions to This Exchange Offer	The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the SEC.

Withdrawal Rights	You may withdraw the tender of your notes at any time prior to 5:00 pm, New York City time, on , 2003.

U.S. Federal Income Tax Consequences
The exchange of notes should not be a taxable exchange for United States federal income tax purposes. For a discussion of other U.S. federal income tax consequences resulting from the exchange, acquisition, ownership and disposition of the new notes, see “United States Tax Considerations.” We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

Use of Proceeds	We will not receive any proceeds from the issuance of notes in this exchange offer. We will pay all registration expenses incident to this exchange offer.

Exchange Agent	The Bank of New York is serving as exchange agent in connection with the exchange offer.

SUMMARY OF TERMS OF THE NEW NOTES

Listing
Because we expect the new notes to be listed on the Luxembourg Stock Exchange, they will be subject to the rules of the Luxembourg Stock Exchange as well as applicable laws and regulations of Luxembourg.

Issuer	Petrobras International Finance Company.

The Notes	U.S.$500,000,000 aggregate principal amount of 9 1/8% senior notes due 2007 payable in U.S. dollars.

Maturity Date
February 1, 2007, which we refer to as the expected maturity date, unless extended for a period of up to eighteen months from the expected maturity date, which we refer to as the final maturity date. The expected maturity date can be extended as a result of the unavailability at that time to PIFCo or Petrobras of sufficient U.S. dollars outside Brazil to satisfy PIFCo’s obligations under the notes and the indenture, and the occurrence and continuation on the expected maturity date of certain events limiting or restricting our ability to convert reais into U.S. dollars or transfer U.S. dollars outside Brazil to the trustee. See “Description of the Notes—Extension of the Expected Maturity Date.”

Interest	The notes will bear interest from February 4, 2002 at the rate of 9 1/8% per annum, payable semiannually in arrears on each interest payment date. Interest is payable in U.S. dollars.

Interest Payment Dates	February 1 and August 1 of each year, commencing August 1, 2002.

Indenture	The notes will be issued pursuant to the indenture between PIFCo, as the issuer, and The Bank of New York, as trustee, dated February 4, 2002 and amended and restated on February 28, 2002.

Standby Purchase Agreement
The notes will have the benefit of credit support in the form of a standby purchase agreement under which Petrobras will be obligated to make certain payments to the trustee in the event PIFCo fails to make required payments of principal, interest and other amounts due under the notes and the indenture. Subject to certain limitations, we will be required to purchase from the holders of the notes and pay to the trustee amounts in respect of the noteholders’ right to receive (i) the amount of any interest or other amounts not paid by PIFCo in accordance with the terms of the notes and the indenture and (ii) the entire principal amount of the notes in the event PIFCo fails to do so at the expected maturity thereof or earlier upon any redemption or acceleration thereof prior to the expected maturity date or, if extended, on the final maturity date and, (iii) except where certain events have occurred which limit our ability to convert and transfer reais and U.S. dollars, interest on all of the foregoing amounts at the rate of 1% above the note rate, which we refer to as the default rate, for payments beyond the date that PIFCo was required to make payment under the indenture in respect of the full principal amount of the notes. Our obligations are subject to certain customary limitations, including receipt of specified notices, and we will have the right to defer making payments under the standby purchase agreement for up to eighteen months under certain circumstances related to our ability to convert and transfer reais and U.S. dollars. See “Description of the Standby Purchase Agreement.”

Ranking
The notes constitute general senior unsecured and unsubordinated obligations of PIFCo which will at all times rank pari passu among themselves and with all other unsecured and unsubordinated obligations of PIFCo that are not, by their terms, expressly subordinated in right of payment to the notes. The notes are senior to U.S.$150 million in junior trust certificates issued in December 2001 and rank equally with U.S.$450 million in senior notes issued in May 2001, U.S.$600 million in senior notes issued in July 2001 and U.S.$750 million in senior trust certificates issued in December 2001. The notes are not junior to any currently outstanding debt.

Our obligations under the standby purchase agreement constitute direct and general senior unsecured and unsubordinated obligations which will at all times rank pari passu with our other senior, unsecured obligations that are not, by their terms, expressly subordinated in right of payment to our obligations under the standby purchase agreement.

The Letter of Credit
PIFCo and Petrobras have provided for the issuance of a letter of credit in favor of the trustee in an amount equal to U.S.$68,957,910. This amount equals the sum of (i) eighteen months of interest on the notes at the initial note rate and (ii) 90 days of interest on the amount of interest (calculated at the initial note rate) due on any interest payment date at the initial note rate. The letter of credit was initially issued by Banco Bilbao Vizcaya Argentaria S.A., New York branch. The letter of credit will be drawable by the trustee if certain circumstances arise that limit our ability to convert and transfer reais and U.S. dollars and, in certain circumstances, related to the credit rating of any letter of credit bank. If the notes meet specified credit rating requirements, the letter of credit may be withdrawn. In certain circumstances PIFCo may also replace any letter of credit with amounts to be deposited in the reserve account. See “Description of the Notes—Credit Support—The Letter of Credit and the Reserve Account.”

The Reserve Account
The trustee established a special purpose reserve account in its name and under its sole dominion and control for the benefit of the noteholders. The reserve account is a special-purpose, non-interest bearing trust account. The reserve account was initially funded in an amount equal to U.S.$3,046,875 and increased to U.S.$3,808,594 to reflect the issuance of additional notes on February 28, 2002. This amount equals the sum of (i) eighteen months of interest on the notes at a rate equal to 0.5% per annum, (ii) 90 days of interest on the amount of interest (calculated at the initial note rate) due on any interest payment date at a rate equal to 0.5% per annum and (iii) 90 days of interest on an amount equal to 0.25% of the principal amount of the notes at a rate equal to the initial note rate plus 0.5%per annum. The amounts to be deposited in the reserve account represent the amounts which are expected to be repaid to PIFCo upon PIFCo and Petrobras satisfying their obligations under the registration rights agreement.

Amounts generally may be withdrawn from the reserve account to pay interest and certain other amounts due on the notes only upon the occurrence of certain circumstances related to our ability to convert and transfer reais and U.S. dollars, and in certain circumstances, related to the credit rating of the notes, may be refunded to PIFCo. PIFCo may, from time to time, substitute one or more letters of credit for amounts on deposit in the reserve account. See “Description of the Notes—Credit Support—The Letter of Credit and the Reserve Account.”

Redemption
The notes will be redeemable in whole at their principal amount, plus accrued and unpaid interest, if any, to the date of redemption, at PIFCo’s option at any time only in the event of certain changes affecting taxation. See “Description of the Notes—Redemption of Notes.” The notes will not otherwise be redeemable prior to maturity or otherwise.

Covenants	The terms of the indenture requires PIFCo and its subsidiaries, among other things, to:

•
pay all amounts owed by it under the indenture and the notes when such amounts are due, and perform each of its other obligations under the various transaction documents entered into by it in connection with the issuance of the notes;

•	comply with all applicable laws;

•	maintain all necessary governmental and third-party approvals and consents;

•	pay all taxes;

•	preserve its existence;

•	maintain its properties;

•	maintain adequate insurance;

•	maintain its books and records in accordance with U.S. GAAP;

•	maintain an office or agency in New York for the purpose of service of process;

•	ensure that the notes continue to be senior obligations of PIFCo;

•	use proceeds from the issuance of the notes for specified purposes;

•	give notice to the trustee of any default or event of default under the indenture or certain currency control events in Brazil;

•	provide certain financial statements to the trustee;

•	take actions to maintain the trustee’s or the noteholders’ rights under the relevant transaction documents;

•	provide certain information to noteholders required by Rule 144A; and

•	replace the trustee upon any resignation or removal thereof.

In addition, the terms of the indenture restricts the ability of PIFCo and its subsidiaries, among other things, to:

•	undertake certain mergers, consolidations or similar transactions;

•	create certain liens on its assets or pledge its assets; and

•	enter into certain transactions with its affiliates.

These covenants are subject to a number of important qualifications and exceptions. See “Description of the Notes— Certain Covenants.”

Events of Default	The indenture contains certain events of default, consisting of the following:

•	failure to pay principal when due;

•	failure to pay interest within 30 days of any interest payment date;

•	any representation or warranty made by PIFCo or Petrobras in any transaction document not being true when made;

•	breach of a covenant or agreement in the indenture, the standby purchase agreement and other relevant transaction documents by PIFCo and Petrobras, respectively;

•	acceleration of or failure to make a payment on the indebtedness of PIFCo, Petrobras or a material subsidiary thereof that equals or exceeds $50 million;

•	a final judgment against PIFCo, Petrobras or a material subsidiary thereof that equals or exceeds $50 million;

•	certain events of bankruptcy, liquidation or insolvency of PIFCo, Petrobras or any material subsidiary;

•	certain events relating to the unenforceability of the relevant transaction documents against PIFCo or Petrobras;

•
the cancellation, termination (other than as permitted in the indenture) or unenforceability of the letter of credit unless an equivalent letter of credit is promptly provided or an equivalent amount in U.S. dollars is promptly deposited in the reserve account; and

•	Petrobras ceases to own at least 51% of PIFCo’s outstanding voting shares.

The events of default are subject to a number of important qualifications and limitations. See “Description of the Notes—Events of Default.”

Modification of Terms
The terms of the indenture may be modified by PIFCo and the trustee, in some cases without the consent of the holders. See “Description of the Notes—Modification of the Indenture.” The terms of the standby purchase agreement can be modified by Petrobras and the trustee in some cases without the consent of the holders. See “Description of the Standby Purchase Agreement—Amendments.”

Clearance and Settlement
The notes will be issued in book-entry form through the facilities of DTC for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, and will trade in DTC’s Same-Day Funds Settlement System. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Form, Denomination and Registration.”

Withholding Taxes; Additional Amounts
Any and all payments of principal, premium, if any, and interest in respect of the notes will be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments, levies, imposts or charges whatsoever imposed, levied, collected, withheld or assessed by Brazil, the Cayman Islands, the United States or any jurisdiction from or through which payment is made, or any political subdivision or any taxing authority thereof or therein, unless such withholding or deduction is required by law or as provided in “Description of the Notes—Additional Amounts.” In the event we are obligated to make payments to the noteholders under the standby purchase agreement, we will pay such additional amounts necessary to ensure that the noteholders receive the same amount as they would have received without such withholding or deduction, subject to certain exceptions. See “Description of the Notes—Additional Amounts.”

ERISA and Certain Other Considerations	Sales of the notes to specified types of employee benefit plans and affiliates are subject to certain conditions. See “ERISA and Certain Other Considerations.”

Listing	Application will be made to list the notes on the Luxembourg Stock Exchange in accordance with its rules.

Governing Law	The indenture, the notes, the standby purchase agreement and the registration rights agreement are governed by, and construed in accordance with, the laws of the State of New York.

Form and Denomination	The form and denomination of the notes will be the same as the form and denomination of the notes for which they are exchanged.

Address of the Trustee	The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286, United States of America.

Address of the Sole New York Paying Agent	The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286, United States of America; and

Address of the Luxembourg Paying Agent and Luxembourg Transfer Agent	Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg.

Risk Factors	You should carefully consider the risk factors discussed beginning on page 11 before purchasing any notes.

RECENT DEVELOPMENTS

On October 17, 2002, Petrobras acquired 58.6% of the capital stock of Perez Companc S.A., the second largest Argentine energy company, from the Perez Companc Family and the Perez Companc Foundation. Petrobras paid the Perez Companc Family and the Perez Companc Foundation a total of approximately U.S.$1.03 billion, consisting of U.S.$689,184,000 in cash and U.S.$338,416,000 in debt securities issued by PIFCo, and which will pay a 4.75% annual coupon and mature on October 4, 2007. We also acquired from the Perez Companc Family 39.7% of the capital stock of Petrolera Perez Companc S.A., a company engaged in hydrocarbons production in Argentina’s Neuquén basin, for U.S.$49,752,178 in cash.

The due diligence process confirmed Petrobras’ view of Perez Companc’s overall outstanding assets and strategic market position. As a consequence of the process, some adjustments were performed in the valuation of individual business segments that were reflected in the final transaction terms.

In addition, on October 24, 2002, we acquired Petrolera Santa Fe, an Argentine oil company and subsidiary of Devon Energy Corporation, for U.S.$89,550,000.

As a result of these acquisitions, we will increase our exposure to Argentine political and economic risk. Argentine political and economic conditions may prevent us from realizing the benefits that we currently intend to realize from these acquisitions. Failure to realize the potential benefits of our investment in Perez Companc S.A. may have a negative impact on our ability to implement our strategic objectives in Latin America. The principal risks associated with our investment in Perez Companc S.A. are set forth below in “Risk Factors—Risks Relating to Recent Developments.”

Risk Factors

You should carefully consider the risks described below and those risks described in the Petrobras 2001 Form 20-F and the PIFCo 2001 Form 20-F incorporated herein by reference, as well as the other information contained in this prospectus, in evaluating an investment in the notes. Our business, results of operations or financial condition could be harmed if any of these risks materialize.

RISKS RELATING TO THE NOTES

Developments in other emerging market countries may affect the market price of the notes.

Securities of Brazilian companies have been influenced by economic and market conditions in other emerging market countries to varying degrees. Although economic conditions are different in each country, investors’ reactions to developments in one country may affect the securities of issuers in other countries, including Brazil. Between the fourth quarter of 1997 and the first quarter of 1999, the international financial markets experienced significant volatility, and a large number of market indices, including those in Brazil, declined significantly. For example, the 1997 Asian economic crisis and the 1998 Russian debt moratorium and devaluation of the Russian currency triggered securities market volatility in Latin America and in other emerging market countries.

In addition, the current economic uncertainty in Argentina has caused some degree of unsettled condition in the Brazilian securities markets and the value of the Brazilian currency. Moreover, we have recently acquired majority ownership of Perez Companc, S.A., a large petroleum and natural gas producer in Argentina. Continuing Argentine economic uncertainty, Argentine public reaction to the transaction and further devaluation of the Argentine peso may prevent us from realizing the full potential in our investment in Perez Companc, S.A. and therefore negatively impact our business. The market value of the notes may be adversely affected by events in Argentina and elsewhere, especially in emerging market countries.

There are limitations on our obligations under the standby purchase agreement.

We have entered into the standby purchase agreement described herein in support of PIFCo’s obligation under the notes and the indenture. Our obligation to purchase from the noteholders any unpaid amounts of principal, interest or other amounts due under the notes and the indenture applies, subject to the limitations described below under “Description of the Standby Purchase Agreement — Purchase Obligations,” irrespective of whether any such amounts are due at maturity of the notes or otherwise.

We and PIFCo have been advised by our respective counsel that the enforcement of the standby purchase agreement in Brazil against us, if necessary, will occur under a form of judicial process that, while similar, has certain procedural differences from those applicable to enforcement of a guarantee and, as a result, the enforcement of the standby purchase agreement may take longer than would otherwise be the case with a guarantee.

In addition, we have the right under certain limited circumstances to defer making payments required under the standby purchase agreement for a period of up to eighteen months. In such event, noteholders will be required to wait until the end of such deferral or suspension period to receive payment on the notes. We may experience financial difficulties during such period or at the end of such period and we therefore may not be able to make any or all required payments under the standby purchase agreement.

The maturity of the notes and our obligations under the standby purchase agreement may be extended.

Under the terms of the notes and the indenture, if on the stated maturity date for the notes, PIFCo does not then have U.S. dollars available to it outside Brazil and certain specified events have then occurred and are continuing relating to the imposition of currency exchange controls in Brazil, the date for the repayment of the notes will automatically be extended until the earlier to occur of:

Risk Factors

•	eighteen months from the stated maturity date;

•	the last interest payment date on which funds are available in the reserve account or under the letter of credit to pay interest on the notes; and

•	the thirtieth day after any such event has ended.

Accordingly, investors in the notes should not rely on receiving repayment in full of the notes on the initial stated maturity date. As noted above, under certain circumstances we will be able to defer making payments required of us under the standby purchase agreement.

Any such extension of the stated maturity date or deferral of the date on which we are obligated to make payments under the standby purchase agreement could, depending on changes in PIFCo’s or our financial condition, ultimately affect the ability of the noteholders to receive all amounts due to them under the notes, the indenture and the standby purchase agreement.

We may not be able to make payments in U.S. dollars.

In the past, the Brazilian economy has experienced balance of payment deficits and shortages in foreign exchange reserves, and the government has responded by restricting the ability of Brazilian or foreign persons or entities to convert reais into foreign currencies generally, and U.S. dollars in particular. The government may institute a restrictive exchange control policy in the future. Any restrictive exchange control policy could prevent or restrict our access to U.S. dollars to meet our U.S. dollar obligations and could also have a material adverse effect on our business, financial condition and results of operations. We cannot predict the impact of any such measures on the Brazilian economy.

Judgments of Brazilian courts enforcing our obligations under the standby purchase agreement would be payable only in reais.

If proceedings were brought in Brazil seeking to enforce our obligations under the standby purchase agreement, we would not be required to discharge our obligations in a currency other than reais. Under the Brazilian exchange control limitations, an obligation to pay amounts denominated in a currency other than reais, which is payable in Brazil, may be satisfied in reais at the rate of exchange, as determined by the Central Bank, in effect on the date of payment.

A finding that the standby purchase agreement executed by us was a fraudulent conveyance could result in noteholders losing their legal claim against us.

PIFCo’s obligation to make payments on the notes is supported by our obligation under the standby purchase agreement to make payments on PIFCo’s behalf. In the event that U.S. federal fraudulent conveyance or similar laws are applied to the standby purchase agreement, and we, at the time we entered into the standby purchase agreement:

•	were or are insolvent or rendered insolvent by reason of our entry into the standby purchase agreement;

•	were or are engaged in business or transactions for which the assets remaining with us constituted unreasonably small capital; or

•	intended or intend to incur, or believed or believe that we would incur, debts beyond our ability to pay such debts as they mature; and

•	received or receive less than reasonably equivalent value or fair consideration therefor,

Risk Factors

then our obligations under the standby purchase agreement could be avoided, or claims in respect of the standby purchase agreement could be subordinated to the claims of other creditors. Among other things, a legal challenge to the standby purchase agreement on fraudulent conveyance grounds may focus on the benefits, if any, realized by us as a result of PIFCo’s issuance of these notes. To the extent that the standby purchase agreement is held to be a fraudulent conveyance or unenforceable for any other reason, the holders of the notes would not have a claim against us under the standby purchase agreement and will solely have a claim against PIFCo. After providing for all prior claims, there may be insufficient assets to satisfy the claims of the noteholders relating to any avoided portion of the standby purchase agreement.

The absence of an existing public market for these notes may affect the ability of noteholders to sell these notes in the future and may affect the price they would receive if such sale were to occur.

The notes are new securities for which there is currently no existing public market, and there is no assurance that one will develop. The liquidity of and trading market for the notes also may be adversely affected by a general decline in the market for similar securities. Such a decline may adversely affect our liquidity and trading markets independent of our prospects of financial performance.

Possible need for Brazilian exchange control approval.

The notes will not require approval by or registration with the Central Bank. Payment under the notes by PIFCo will be made from outside Brazil. Payments by us to PIFCo for the import of oil, the expected source of PIFCo’s cash resources to pay its obligations under the notes, will not require approval by or registration with the Central Bank. There may be other regulatory requirements that we will need to comply with in order to make funds available to PIFCo. If we are required to make payments under the standby purchase agreements, specific Central Bank approval will be required. Any specific approval from the Central Bank may only be requested when such payment is to be remitted abroad by us, and will be granted by the Central Bank on a case-by-case basis. It is not certain that any such approvals will be obtainable at a future date.

In the event that no approvals are obtained or obtainable for our payment of amounts owed by PIFCo through remittances from Brazil, we may lawfully pay the amounts due under the notes in Brazilian currency through international transfer of reais. Through the international transfer of reais mechanism, payments made in Brazilian currency by us will be deposited in non-resident accounts held by foreign financial institutions, which would then purchase U.S. dollars through the floating market, as defined in “Exchange Controls and Foreign Exchange Rates,” and remit U.S. dollars to the relevant agent for payment of the notes. It is possible that the international transfer of reais or the floating market may not remain legally or commercially available to Brazilian residents.

The notes’ liquidity may be limited by book-entry registration.

Because transfers and pledges of global notes can be effected only through book entries at DTC, the liquidity of any secondary market for global notes may be reduced to the extent that some investors are unwilling to hold notes in book entry form in the name of a DTC participant. The ability to pledge global notes may be limited due to the lack of a physical certificate. Beneficial owners of global notes may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the paying agent to DTC who will then forward payment to the respective DTC participants, who will thereafter forward payment directly, or indirectly through Clearstream or Euroclear, to beneficial owners of the global notes. In the event of the insolvency of DTC or of a DTC participant in whose name global notes are recorded, the ability of beneficial owners to

Risk Factors

obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on global notes may be impaired.

RISKS RELATING TO RECENT DEVELOPMENTS

Completion of the Perez Companc S.A. transaction is contingent upon Argentine regulatory approval, and if such approval is not granted, we may agree to modify the terms of the acquisition or decide not to complete the transaction.

The completion of the Perez Companc S.A. acquisition remains contingent upon antitrust approval from the Argentine government’s Comisión Nacional de Defensa de la Competencia (the National Council for the Defense of Competition, or the CNDC).

Under the Perez Companc stock purchase agreement, we have the right to decide not to complete the transaction if the CNDC does not approve the transaction by October 17, 2003 or if the CNDC demands that we dispose of assets that we consider fundamental. We do not know what determination the CNDC will make with respect to our investment in Perez Companc, S.A. If for any reason we agree to modify the terms of the acquisition or decide not to complete the transaction, we may not realize the intended benefits of our investment in Perez Companc S.A., and as a result, our ability to implement our strategic objectives in Latin America may be negatively affected.

Perez Companc S.A. is subject to substantial risks relating to its business and operations in Argentina and other South American countries.

Perez Companc, S.A. is an Argentine sociedad anónima with approximately 61.3% of its total crude oil and natural gas production and 42.1% of its proved crude oil and natural gas reserves located in Argentina at December 31, 2001. As a result, Perez Companc S.A.’s financial condition and results of operation may be adversely affected by Argentine political instability, fluctuations in the Argentine economy and governmental actions concerning the economy, including:

•	the imposition of exchange controls, which could restrict the flow of capital out of Argentina and make it more difficult for Perez Companc S.A. to service its non-peso denominated debt;

•	the imposition of restrictions on the export of crude oil and oil products, which could decrease Perez Companc S.A.’s dollar cash receipts;

•
the devaluation of the Argentine peso, which could lead to significant losses in Perez Companc S.A.’s net foreign currency position and, therefore, restrict its ability to make payment on its foreign-currency denominated debt;

•	increases in export tax rates for crude oil and oil products, which could lead to a reduction in Perez Companc S.A.’s export margins and cash flows; and

•
other measures enacted by the Argentine government to address Argentina’s economic crisis, including the pesification of utility rates, which combined with the devaluation of the Argentine Peso, resulted in payment defaults by two of Perez Companc S.A.’s affiliated utility companies, CIESA, the parent of TGS, and Transener and which could lead to defaults by other affiliated utility companies.

Perez Companc S.A. is also active in Venezuela, Ecuador, Bolivia, Peru and Brazil. Production from Venezuela accounted for approximately 27.6% of Perez Companc S.A.’s total average production in

Risk Factors

barrels of oil equivalent in 2001, being the largest operation outside Argentina. Accordingly, Perez Companc S.A.’s operations may be negatively affected by:

•	the continuing political and economic instability in Venezuela, particularly the labor strikes and other forms of political protest directed against the Hugo Chavez administration;

•	any decisions by OPEC to decrease production volumes, as Venezuela is a member of OPEC; and

•	any decision by the Venezuelan government to modify the terms and conditions of Perez Companc S.A.’s operating agreements in Venezuela.

If one or more of the risks described above were to materialize, we may not be able to realize the benefits that we currently intend to realize from the Perez Companc S.A. acquisition and that might negatively impact us.

It is possible that we may not achieve the anticipated timing, efficiencies and benefits of integrating Perez Companc S.A. into our business.

Even if CNDC approval is granted, it is possible that we may not achieve the anticipated timing, efficiencies and benefits of integrating Perez Companc into our business. Differing corporate cultures, legal and regulatory environments, personalities, languages and other factors may pose challenges to the success of the acquisition. Failure to achieve the anticipated timing, efficiencies and benefits of integrating Perez Companc S.A. into our business may negatively impact us and may affect our ability to implement our strategic objectives in Latin America.

RISKS RELATING TO THE LETTER OF CREDIT

There is limited information herein on the letter of credit bank.

The rating of the notes may in part be based on the availability of amounts under the letter of credit to cover certain risks related to inconvertibility or non-transferability of amounts which may be paid by us under the standby purchase agreement in the event that the Brazilian government imposes limitations on the conversion of reais to U.S. dollars and the transfer of U.S. dollars outside Brazil. No financial information concerning the letter of credit bank is contained herein but is available as described in “Available Information.” Any material decline in the financial condition of the letter of credit bank (including as a result of any insolvency or similar proceedings) may impair the ability of the letter of credit bank to pay claims under its letter of credit and could result in a downgrade of the rating of the notes, and a decrease in their price in the market. See “Description of the Notes—Credit Support—The Letter of Credit and the Reserve Account.” Accordingly, you should take into account the unavailability of information on the letter of credit bank, its parent and affiliates in making your decision to exchange notes.

Risk Factors

The amount of coverage under the letter of credit is limited.

The amount available under the letter of credit (together with amounts on deposit in the reserve account) is limited to the amount of scheduled interest due on the notes for eighteen months or up to three interest payment periods. If for any reason any currency exchange control event (as described in the indenture) were to continue for a period longer than eighteen months, during which time we would otherwise be required to make payments to the trustee on behalf of the noteholders under the standby purchase agreement, a default may occur on the notes. In such cases, noteholders may, in certain circumstances, be required to accept reais in satisfaction of our obligations to make payments to the trustee under the standby purchase agreement regardless of whether such reais are then convertible into U.S. dollars or any other currency. Under certain circumstances, we will have the ability to deposit U.S. dollars with the trustee in lieu of having to maintain the letter of credit as described herein. These conditions require, among other things, reconfirmation of the rating of the notes and receipt of specified opinions of counsel. The replacement of the letter of credit may be subject to avoidance or limitation as a result of judicial or other proceedings which could result in restrictions on the ability of the noteholders to have access to such amount of U.S. dollars. See “Description of the Notes—Credit Support—The Letter of Credit and the Reserve Account.”

Exchange Controls and Foreign Exchange Rates

There are two principal foreign exchange markets in Brazil:

•	the commercial rate exchange market; and

•	the floating rate exchange market.

On January 13, 1999, the Brazilian government announced the unification of the exchange positions of the Brazilian financial institutions in the commercial rate exchange market and floating rate exchange market, which led to a convergence in the pricing and liquidity of both markets. The Brazilian government also allowed an increase in the exchange positions of institutions authorized to trade foreign currency to provide further liquidity to the foreign exchange markets. Most trade and financial transactions are carried out on the commercial rate exchange market. The floating market rate generally applies to transactions to which the commercial market rate does not apply. Foreign currencies may only be purchased through a Brazilian financial institution authorized to operate in these markets. In both markets, rates are freely negotiated but may be strongly influenced by Central Bank intervention.

From its introduction on July 1, 1994 through March 1995, the real appreciated against the U.S. dollar. On March 6, 1995, in an effort to address concerns about the overvaluation of the real relative to the U.S. dollar, the Central Bank introduced new exchange rate policies that established a band within which the real/U.S. dollar exchange rate could fluctuate (faixa de flutuação), and announced that it would buy or sell U.S. dollars whenever the rate approached the upper or the lower limit of the band. From March 1995 through January 1999, the Central Bank allowed the gradual devaluation of the real against the U.S. dollar. Responding to pressure on the real, on January 13, 1999, the Central Bank widened the foreign exchange rate band. Because the pressure did not ease, on January 15, 1999, the Central Bank allowed the real to float freely. The real devalued to a high of R$2.165 per U.S.$1.00 on March 3, 1999, but appreciated by 10.7% since then to R$1.956 per U.S.$1.00 on December 31, 2000. The real has since devalued 15.7% to R$2.32 per U.S.$1.00 on December 31, 2001 and to R$3.72 per U.S. $1.00 on December 6, 2002. There can be no assurance that the real will not devaluate substantially in the future. See “Risk Factors—Risks Relating to Brazil.”

Exchange Controls and Foreign Exchange Rates

The following table sets forth the commercial selling rate for U.S. dollars for the periods and dates indicated. The average exchange rates represent the average of the month-end exchange rates (R$/U.S.$) during the relevant period.

Commercial Selling Rate for U.S. Dollars

For The Year Ended December 31,	High		Low		Average(1)		Period End
2002 (through December 6, 2002)	R$	3.945	R$	2.273	R$	2.875	R$	3.718
2001		2.800		1.935		2.352		2.320
2000		1.985		1.723		1.830		1.956
1999		2.165		1.208		1.814		1.789
1998		2.209		1.117		1.161		1.209

2002
January		2.444		2.293		2.380		2.409
February		2.466		2.361		2.424		2.361
March		2.365		2.325		2.345		2.326
April		2.375		2.273		2.325		2.360
May		2.538		2.361		2.475		2.522
June		2.871		2.550		2.714		2.830
July		3.485		2.822		2.941		3.485
August		3.270		2.925		3.108		3.003
September		3.835		3.602		3.355		3.803
October		3.945		3.580		3.797		3.624
November		3.705		3.513		3.592		3.671
December (through December 6, 2002)		3.753		3.623		3.697		3.718

(1)
Year-end figures stated for calendar years 2001, 2000, 1999 and 1998 represent the average of the month-end exchange rates during the relevant period. The figure provided for the period of calendar year 2002 up to and including December 6, 2002 represents the average of the exchange rates at the close of trading on each business day during such period.

Brazilian law provides that, whenever there is a serious imbalance in Brazil’s balance of payments or serious reasons to foresee such an imbalance, temporary restrictions may be imposed on remittances of foreign capital abroad. There can be no assurance that these types of measures will not be taken by the Brazilian government in the future.

Ratio of Earnings to Fixed Charges

The following table sets forth PIFCo’s ratios of earnings to fixed charges for each year in the four-year period ended December 31, 2001 and for the six-month period ended June 30, 2002. The ratio of earnings to fixed charges covers continuing operations, and for this purpose (a) earnings consist of income (loss) before income taxes plus fixed charges and (b) fixed charges consist of interest expense on all debt (including capitalized interest), amortization of defined financing costs and a percentage of rental expense deemed to be interest.

	For the Six- Month Period Ended June 30,	For the Year Ended December 31,
	2002	2001	2000	1999	1998
Ratio of earnings to fixed charges	0.61x	0.89x	1.29x	1.14x	1.02x

This Exchange Offer

PURPOSE AND TERMS OF THIS EXCHANGE OFFER

The existing notes were originally sold in February 2002 in offerings exempt from the registration requirements of the Securities Act. As of the date of this prospectus, U.S. $500 million aggregate principal amount of existing notes are outstanding. In connection with the sale of the existing notes, we entered into a registration rights agreement in which we agreed to file with the SEC a registration statement with respect to the exchange of existing notes for new notes and to use our best efforts to cause the registration statement to remain effective until the closing of the exchange offer. We have filed a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part. This exchange offer satisfies our contractual obligations under the registration rights agreement.

We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to U.S.$500 million aggregate principal amount of existing notes for U.S.$500 million aggregate principal amount of notes which have been registered under the Securities Act. We will accept for exchange existing notes that you properly tender prior to the expiration date and do not withdraw in accordance with the procedures described below. You may tender your existing notes in whole or in part in integral multiples of U.S.$1,000 principal amount.

This exchange offer is not conditioned upon the tender for exchange of any minimum aggregate principal amount of existing notes. We reserve the right in our sole discretion to purchase or make offers for any existing notes that remain outstanding after the expiration date or, as detailed under the caption  “—Conditions to this exchange offer,” to terminate this exchange offer and, to the extent permitted by applicable law, purchase existing notes in the open market, in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could differ from the terms of this exchange offer. There will be no fixed record date for determining the registered holders of the existing notes entitled to participate in the exchange offer.

Only a registered holder of the existing notes (or the holder’s legal representative or attorney-in-fact) may participate in the exchange offer. Holders of existing notes do not have any appraisal or dissenters’ rights in connection with this exchange offer. Existing notes which are not tendered in, or are tendered but not accepted in connection with, this exchange offer will remain outstanding. We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and SEC rules and regulations.

If we do not accept any tendered existing notes for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted existing notes, without expense, to the tendering holder promptly after the expiration date.

If you tender existing notes in connection with this exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes in connection with this exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with this exchange offer. See “—Fees and Expenses.”

Unless the context requires otherwise, the term “holder” with respect to this exchange offer means any person in whose name the existing notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any participant in The Depository Trust Company whose name appears on a security position listing as a holder of existing notes (including, for purposes of this exchange offer, beneficial interests in the existing notes held by direct or indirect participants and existing notes held in definite form).

This Exchange Offer

WE MAKE NO RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR EXISTING NOTES INTO THIS EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER INTO THIS EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF EXISTING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

The term “expiration date” means 5:00 p.m., New York City time, on                  , 2002 unless we extend this exchange offer, in which case the term “expiration date” shall mean the latest date and time to which we extend this exchange offer.

We expressly reserve the right, at any time or from time to time, so long as applicable law allows:

•	to delay our acceptance of existing notes for exchange;

•	to terminate or amend this exchange offer if, in the opinion of our counsel, completing the exchange offer would violate any applicable law, rule or regulation or any SEC staff interpretation; and

•
to extend the expiration date and retain all existing notes tendered into this exchange offer, subject, however, to your right to withdraw your tendered existing notes as described under  “—Withdrawal Rights.”

If this exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of this exchange offer, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the existing notes, and we will extend this exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

PROCEDURES FOR TENDERING THE EXISTING NOTES

Upon the terms and the conditions of this exchange offer, we will exchange, and we will issue to the exchange agent, new notes for existing notes that have been validly tendered and not validly withdrawn promptly after the expiration date. The tender by a holder of any existing notes and our acceptance of that holder’s notes will constitute a binding agreement between us and that holder subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal.

Valid Tender

We will deliver new notes in exchange for existing notes that have been validly tendered and accepted for exchange pursuant to this exchange offer. Except as set forth below, you will have validly tendered your existing notes pursuant to this exchange offer if the exchange agent receives prior to the expiration date at the address listed under the caption “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, with any required signature guarantees, including all documents required by the letter of transmittal, or

This Exchange Offer

•	if the notes are tendered in accordance with the book-entry procedures set forth below, the tendering note holder may transmit an agent’s message (described below) instead of a letter of transmittal.

In addition, on or prior to the expiration date:

•	the exchange agent must receive the certificates for the notes along with the letter of transmittal; or

•
the exchange agent must receive a timely book-entry confirmation of a book-entry transfer of the tendered notes into the exchange agent’s account at The Depository Trust Company according to the procedure for book-entry transfer described below, along with a letter of transmittal or an agent’s message in lieu of the letter of transmittal; or

•	the holder must comply with the guaranteed delivery procedures described below.

Accordingly, we may not make delivery of new notes to all tendering holders at the same time since the time of delivery will depend upon when the exchange agent receives the existing notes, book-entry confirmations with respect to existing notes and the other required documents.

The term “book-entry confirmation” means a timely confirmation of a book-entry transfer of existing notes into the exchange agent’s account at The Depository Trust Company. The term “agent’s message” means a message, transmitted by The Depository Trust Company to and received by the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

If you tender less than all of your existing notes, you should fill in the amount of existing notes you are tendering in the appropriate box on the letter of transmittal or, in the case of a book-entry transfer, so indicate in an agent’s message if you have not delivered a letter of transmittal. The entire amount of existing notes delivered to the exchange agent will be deemed to have been rendered unless otherwise indicated.

If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in- fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and, unless waived by us, you must submit evidence satisfactory to us, in our sole discretion, of that person’s authority to act. For existing notes registered in two or more names, all named holders must sign the letter of transmittal and related tender documents. Tenders from persons other than the registered holder of existing notes will only be accepted if the customary transfer requirements, including any applicable transfer taxes, are fulfilled.

THE METHOD OF DELIVERY OF EXISTING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND AT YOUR SOLE RISK, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY AND YOU SHOULD OBTAIN PROPER INSURANCE. DO NOT SEND ANY LETTER OF TRANSMITTAL OR EXISTING NOTES TO PETROBRAS OR PIFCO. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, OR NOMINEE TO EFFECT THESE TRANSACTIONS FOR YOU.

Book-Entry Transfer

Holders who are participants in The Depository Trust Company tendering by book-entry transfer must execute the exchange through the Automated Tender Offer Program (“ATOP”) at The Depository Trust

This Exchange Offer

Company on or prior to the expiration date. The Depository Trust Company will verify this acceptance and execute a book-entry transfer of the tendered Certificates into the exchange agent’s account at The Depository Trust Company. The Depository Trust Company will verify this acceptance and execute a book-entry transfer of the tendered Certificates into the exchange agent’s account at The Depository Trust Company. The Depository Trust Company will then send to the exchange agent a book-entry confirmation including an agent’s message confirming that The Depository Trust Company has received an express acknowledgment form the holder that the holder has received and agrees to be bound by the letter of transmittal and that the exchange agent and we may enforce the letter of transmittal against such holder. The book-entry confirmation must be received by the exchange agent in order for the exchange to be effective.

The exchange agent will make a request to establish an account with respect to the existing notes at The Depository Trust Company for purposes of this exchange offer within two business days after the date of this prospectus unless the exchange agent already has established an account with The Depository Trust Company suitable for this exchange offer.

Any financial institution that is a participant in The Depository Trust Company’s book-entry transfer facility system may make a book-entry delivery of the existing notes by causing The Depository Trust Company to transfer these existing notes into the exchange agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedures for transfers.

If the tender is not made through ATOP, you must deliver the existing notes and the applicable letter of transmittal, or a facsimile of the letter of transmittal, properly completed and duly executed, with any required signature guarantees, or an agent’s message in lieu of a letter of transmittal, and any other required documents to the exchange agent at its address listed under the caption “—Exchange Agent” prior to the expiration date, or you must comply with the guaranteed delivery procedures set forth below in order for the tender to be effective.

Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent and book-entry transfer to The Depository Trust Company in accordance with its procedures does not constitute delivery of the book-entry confirmation to the exchange agent.

Signature Guarantees

Signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are only required if:

•	a certificate for existing notes is registered in a name other than that of the person surrendering the certificate, or

•	a registered holder completes the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal. See “Instructions” in the letter of transmittal.

In the case of either of the cases outlined above, you must duly endorse these certificates for existing notes or they must be accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17-Ad-15 under the Exchange Act as an “eligible guarantor institution” that is a member of a medallion guarantee program, unless these notes are surrendered on behalf of that eligible guarantor institution. An “eligible guarantor institution” includes the following:

•	a bank;

•	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

This Exchange Offer

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a saving association.

Guaranteed Delivery

If you desire to tender existing notes into this exchange offer and:

•	the certificates for the existing notes are not immediately available;

•	time will not permit delivery of the existing notes and all required documents to the exchange agent on or prior to the expiration date; or

•	the procedures for book-entry transfer cannot be completed on a timely basis;

you may nevertheless tender the existing notes, provided that you comply with all of the following guaranteed delivery procedures:

•	tender is made by or through an eligible guarantor institution;

•
prior to the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal. This eligible guarantor institution may deliver the Notice of Guaranteed Delivery by hand or by facsimile or deliver it by mail to the exchange and must include a guarantee by this eligible guarantor institution in the form in the Notice of Guaranteed Delivery; and

•	within three New York Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the exchange agent must receive:

(1)	the certificates, or book-entry confirmation, representing all tendered existing notes, in proper form for transfer,

(2)
a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of the letter of transmittal, with any required signature guarantees, and

(3)	any other documents required by the letter of transmittal.

Determination of Validity

•
PIFCo has the right in its sole discretion, to determine all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered existing notes. PIFCo’s determination will be final and binding on all parties.

•	PIFCo reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders of existing notes that it determines are not in proper form.

•	PIFCo reserves the absolute right, in its sole and absolute discretion, to refuse to accept for exchange a tender of existing notes if its counsel advises it that the tender is unlawful.

•
PIFCo also reserves the absolute right, so long as applicable law allows, to waive any of the conditions of this exchange offer or any defect or irregularity in any tender of existing notes of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. If PIFCo waives a particular condition for a particular holder, it will waive the same condition for all holders.

•	PIFCo’s interpretation of the terms and conditions of this exchange offer, including the letter of transmittal and the instructions relating to it, will be final and binding on all parties.

This Exchange Offer

•	PIFCo will not consider the tender of existing notes to have been validly made until all defects or irregularities with respect to the tender have been cured or waived.

•
PIFCo, its affiliates, the exchange agent, and any other person will not be under any duty to give any notification of any defects or irregularities in tenders and will not incur any liability for failure to give this notification.

ACCEPTANCE FOR EXCHANGE FOR THE NEW NOTES

Upon satisfaction or waiver of all of the conditions of the exchange offer, we will accept all existing notes properly tendered and will issue the new notes promptly after the expiration date. See “—Conditions to This Exchange Offer.” Subject to the terms and conditions of this exchange offer, we will be deemed to have accepted for exchange, and exchanged, existing notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent, with any oral notice promptly confirmed in writing by us, of our acceptance of these existing notes for exchange in this exchange offer. The exchange agent will act as our agent for the purpose of receiving tenders of existing notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving existing notes, letters of transmittal and related documents and transmitting new notes to holders who validly tendered existing notes.The exchange agent will make the exchange promptly after the expiration date. If for any reason whatsoever:

•	the acceptance for exchange or the exchange of any existing notes tendered in this exchange offer is delayed, whether before or after our acceptance for exchange of existing notes;

•	we extend this exchange offer; or

•	we are unable to accept for exchange or exchange existing notes tendered in this exchange offer;

then, without prejudice to our rights set forth in this prospectus, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered existing notes and these existing notes may not be withdrawn unless tendering holders are entitled to withdrawal rights as described under “—Withdrawal Rights.”

INTEREST

For each existing note that we accept for exchange, the existing note holder will receive a new note having a principal amount and final distribution date equal to that of the surrendered existing note. If we complete this exchange offer before February 4, 2003, interest on the new notes will accrue from August 4, 2002. If we complete this exchange offer on or after February 4, 2003, interest on the new notes will accrue from February 4, 2003.

RESALES OF THE NEW NOTES

Based on interpretations by the staff of the SEC ser forth in no-action letters issued to third parties, we believe that the new notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:
•	you acquire any new note in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes.

•	you are not a broker-dealer who purchased outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of PIFCo or Petrobras.

This Exchange Offer

If our belief is inaccurate and you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from these requirements, you may incur liability under the Securities Act. We do not assume any liability or indemnify you against any liability under the Securities Act.

Each broker-dealer that is issued new notes for its own account in exchange for notes that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer who acquired existing notes under these circumstances may use this prospectus for an offer to resell, resale or other retransfer of the new notes.

WITHDRAWAL RIGHTS

Except as otherwise provided in this prospectus, you may withdraw your tender of existing notes at any time prior to the expiration date.

•
In order for a withdrawal to be effective, you must deliver a written, telegraphic or facsimile transmission of a notice of withdrawal to the exchange agent at any of its addresses listed under the caption “—Exchange Agent” prior to the expiration date:

•	Each notice of withdrawal must specify:

(1) the	name of the person who tendered the existing notes to be withdrawn;

(2) the	aggregate principal amount of existing notes to be withdrawn; and

(3)
if certificates for these existing notes have been tendered, the name of the registered holder of the notes as set forth on the existing notes, if different from that of a person who tendered these existing notes.

•
If you have delivered or otherwise identified to the exchange agent certificates for existing notes, the notice of withdrawal must specify the serial numbers on the particular certificates for the existing notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, except in the case of existing notes tendered for the account of an eligible guarantor institution.

•
If you have tendered existing notes in accordance with the procedures for book-entry transfer listed in “—Procedures for Tendering the Existing Notes—Book-Entry Transfer,” the notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawal of existing notes and must otherwise comply with the procedures of The Depository Trust Company.

•	You may not rescind a withdrawal of your tender of existing notes.

•
We will not consider existing notes properly withdrawn to be validly tendered for purposes of this exchange offer. However, you may retender existing notes at any subsequent time prior to the expiration date by following any of the procedures described above in “—Procedures for Tendering the Existing Notes.”

•
We, in our sole discretion, will determine all questions as to the validity, form and eligibility, including time of receipt, of any withdrawal notices. Our determination will be final and binding on all parties. We, our affiliates, the exchange agent and any other person have no duty to give any notification of any defects or irregularities in any notice of wihdrawal and will not incur any liability for failure to give any such notification.

•	We will return to the holder any existing notes which have been tendered but which are withdrawn promptly after the withdrawal.

This Exchange Offer

CONDITIONS TO THIS EXCHANGE OFFER

We may terminate this exchange offer, whether or not we have previously accepted any existing notes for exchange, or we may waive any conditions to or amend this exchange offer, if we determine in our reasonable discretion that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC. Your participation in this exchange offer is conditioned on your following the proper procedures to tender your notes as set forth in this prospectus and in the letter of transmittal.

EXCHANGE AGENT

We have appointed The Bank of New York as exchange agent for this exchange offer. You should direct all deliveries of the letters of transmittal and any other required documents, questions, requests for assistance and requests for additional copies of this prospectus or of the letters of transmittal to the exchange agent as follows:

By Mail, Hand and Courier:

The Bank of New York
Reorganization Unit
101 Barclay Street, Floor 7E
New York, New York 10286
Attention: William Buckley

By Facsimile: (212) 815-1915
Confirm by telephone: (212) 815-5788

Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

We will bear the expenses of soliciting tenders of the existing notes. We will make the initial solicitation by mail; however, we may decide to make additional solicitations personally or by telephone or other means through our officers, agents, directors or employees.

We have not retained any dealer-manager or similar agent in connection with this exchange offer and we will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. We have agreed to pay the exchange agent and note trustee reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with this exchange offer. At our discretion, we may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus and related documents to the beneficial owners of existing notes, and in handling or tendering for their customers.

TRANSFER TAXES

Holders who tender their existing notes will not be obligated to pay any transfer taxes in connection with the exchange, except that if

•	you want us to deliver new notes to any person other than the registered holder of the existing notes tendered,

•	you want us to issue the new notes in the name of any person other than the registered holder of the existing notes tendered; or

•	a transfer tax is imposed for any reason other than the exchange of existing notes in connection with this exchange offer;

then you will be liable for the amount of any transfer tax, whether imposed on the registered holder or any other person. If you do not submit satisfactory evidence of payment of such transfer tax or exemption from such transfer tax with the letter of transmittal, the amount of this transfer tax will be billed directly to the tendering holder.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE EXISTING NOTES

Holders of existing notes who do not exchange their existing notes for new notes in this exchange offer will continue to be subject to the provisions of the agreements regarding transfer and exchange of the existing notes and the restrictions on transfer of the existing notes set forth on the legend on the existing notes. In general, the existing notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the existing notes under the Securities Act except with respect to this exchange offer.

Based on interpretations by the staff of the SEC, as detailed in no-action letters issued to third parties, we believe that new notes issued in this exchange offer in exchange for existing notes may be offered for resale, resold or otherwise transferred by the holders (other than any holder that is an affiliate of our company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of the holders’ business and the holders have no arrangement or understanding with any person to participate in the distribution of these new notes. However, we do not intend to request the SEC to consider and the SEC has not considered, the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer.

Each holder must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If any holder is an affiliate of our company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the exchange offer, the holder:

•	could not rely on the applicable interpretations of the staff of the SEC, and

•	must comply with the registration and prospectus delivery requirements of the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.”

In addition, to comply with state securities laws, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to “qualified institutional buyers” (as defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

Use of Proceeds

We will receive no proceeds from the exchange of existing notes for new notes. The issuance of the new notes will not result in any change in our aggregate indebtedness. The new proceeds to PIFCo from the existing notes was approximately $499.7 million. Those proceeds were used or will be used to finance PIFCo’s oil purchases and the repayment of trade-related short-term indebtedness.

Capitalization of PIFCo

The following table sets out PIFCo’s short-term debt and capitalization as of September 30, 2002 and as adjusted. There have been no other material changes in PIFCo’s capitalization since September 30, 2002. This table should be read in conjunction with PIFCO’s unaudited interim financial statements including the notes thereto, incorporated by reference into this prospectus.

As of September 30, 2002(1)
Actual
(in thousands of U.S. dollars)
Short-term debt:
Short-term debt	$436,347
Current portion of long-term debt	51,700
Notes payable to related parties	2,327,804

Total short-term debt	2,815,851

Long-term debt	2,940,300

Shareholder’s equity
Capital stock(2)	50
Additional paid in capital	60,000
Reserves and retained earnings	(71,586)

Total shareholder’s equity	(11,536)

Total capitalization	$5,744,615

(1)	The latest period for which this information is available.
(2)	Comprising 50,000 shares of common stock, par value U.S.$1.00 which have been authorized and issued.

Capitalization of Petrobras

The following table sets out the consolidated short-term debt and capitalization of Petrobras as of September 30, 2002, and as adjusted. There have been no other material changes in the consolidated capitalization of Petrobras since September 30, 2002. This table should be read in conjunction with Petrobras’ unaudited interim financial statements, including the notes thereto, incorporated by reference into this prospectus.

As of September 30, 2002(1)
Actual
(in millions of U.S. dollars)
Short-term debt:
Short-term debt	$701
Current portion of long-term debt	706
Current portion of project financings	320
Capital lease obligations	387

Total short-term obligations	2,114

Long-term debt:
Foreign currency denominated	5,266
Local currency denominated	938

Total long-term debt:	6,204

Project financings	3,285
Capital lease obligations	1,708

Stockholders’ equity(2)	8,708

Total capitalization	$22,019

(1)	The latest period for which this information is available.
(2)	Comprising (a) 634,168,418 shares of common stock and (b) 451,935,669 shares of preferred stock, in each case with no par value and in each case which have been authorized and issued.

Description of the Notes

The following summary describes certain provisions of the notes and the indenture. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture and the notes. You may obtain copies of the indenture and specimen notes upon request to the trustee or the paying agent in Luxembourg at the addresses set forth under “Available Information.”

GENERAL

PIFCo will issue the notes under an indenture dated as of February 4, 2002 and amended and restated as of February 28, 2002, between PIFCo and The Bank of New York, as trustee, registrar, paying agent in New York and transfer agent.

The notes will have the following basic terms:

•
The notes will be in an aggregate principal amount of U.S.$500,000,000. The principal amount of the notes will be payable in full in a single payment upon maturity unless redeemed earlier or extended pursuant to the terms of the indenture.

•
The notes will bear interest at a fixed rate of 9 1/8% per annum (the “initial note rate”) from the date of issuance until all required amounts due in respect thereof have been paid. Interest on the notes will be paid semiannually on February 1 and August 1 of each year (each, an “interest payment date”), commencing on August 1, 2002, to the holders of the notes (the “noteholders”) registered as such as of the close of business on the tenth business day preceding such payment date. Interest for the first interest period will accrue from February 4, 2002. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

•
PIFCo and Petrobras have agreed to conduct a registered exchange offer for the notes under the Securities Act on or before February 1, 2003. If this does not occur and PIFCo has not otherwise provided for an effective registration statement permitting the resale of the notes on or prior to February 1, 2003, the note rate will increase to 9 5/8% per annum (0.5% in excess of the initial note rate) until such time as the exchange offer is consummated or a registration statement relating to resale of the notes is declared effective by the SEC. See “Description of the Registration Rights Agreement.”

•
Payments of amounts due by PIFCo under the notes and the indenture will be effectively guaranteed by Petrobras through the operation of a standby purchase agreement with any and all payments by Petrobras to be made free and clear of and without withholding or deduction of any taxes, subject to certain limitations and conditions. See “Description of the Standby Purchase Agreement.”

•
As security for certain of the obligations of PIFCo and Petrobras under the notes, the indenture and the standby purchase agreement, the trustee initially will have access to an irrevocable standby letter of credit and amounts on deposit in the reserve account in an aggregate amount equal to eighteen months’ interest on the notes at the note rate plus certain other limited amounts. Amounts available under the letter of credit or on deposit in the reserve account may only be applied by the trustee to make payments on the notes in certain circumstances related to the inability of Petrobras to transfer or convert funds in satisfaction of its obligations under the standby purchase agreement. The letter of credit may be allowed to lapse or be cancelled by the trustee and amounts on deposit in the reserve account may be released to PIFCo under certain circumstances related to the credit rating of the notes. See “—Credit Support—The Letter of Credit and the Reserve Account.”

Description of the Notes

EXTENSION OF THE EXPECTED MATURITY DATE

The notes will mature on February 1, 2007, but this expected maturity date can be extended by PIFCo if on or before the business day prior to the expected maturity date PIFCo and Petrobras deliver a certificate to the trustee stating that certain specified events have occurred that limit or restrict the ability of Petrobras to convert reais into U.S. dollars or transfer U.S. dollars outside of Brazil in satisfaction of its obligations under the standby purchase agreement and that no other funds outside Brazil are otherwise available to make any payments due under the standby purchase agreement, the indenture and the notes. If the circumstances described above have occurred and are continuing on the expected maturity date, the expected maturity date will be extended to a final maturity date, which shall be the earliest to occur of (i) August 1, 2008 (a date which is eighteen calendar months after the expected maturity date); (ii) the latest interest payment date for which funds are available under the letter of credit or in the reserve account to pay interest on the notes, and (iii) 30 calendar days after the date on which such events have ended. In the case of any extension of the expected maturity date as described above, the expected maturity date shall be considered an interest payment date under the terms of the indenture, and interest at the note rate shall be due on the notes on such expected maturity date and on each interest payment date occurring thereafter until the final maturity date. Upon the occurrence of any such extension of the expected maturity date, notice will promptly be given to the noteholders and to the Luxembourg Stock Exchange. The extension of the expected maturity date shall not have any effect on the rights of the noteholders, including any right upon the occurrence of any event of default under the notes and the indenture.

RANKING

The notes will be general senior unsecured and unsubordinated obligations of PIFCo and will rank pari passu amongst themselves and equal in right of payment with all other unsecured and unsubordinated obligations of PIFCo that are not, by their terms, expressly subordinated in right of payment to the notes.

On May 9, 2001, PIFCo issued U.S.$450,000,000 of notes due May 2008 and on July 6, 2001, PIFCo issued U.S. $600,000,000 of notes due July 2011. These notes were issued with similar but not identical terms, and were issued under separate indentures. Consequently, the holders of each of these two prior series of notes as well as the holders of the series of notes being offered in this prospectus will vote on matters each as a separate series.

The notes are senior to U.S. $150 million in junior trust certificates issued in December 2001 and rank equally with U.S. $750 million in senior trust certificates issued in December 2001, as well as with the two issuances described in the preceding paragraph.

LISTING

PIFCo will apply to list the notes on the Luxembourg Stock Exchange in accordance with its rules. PIFCo can provide no assurance that such listing will be obtained.

FURTHER ISSUANCES

The indenture by its terms does not limit the aggregate principal amount of notes that may be issued thereunder and permits the issuance, from time to time, of additional notes of the same series as is being offered hereby; provided that among other requirements (i) no event of default under the indenture or event that with the passage of time or other action may become an event of default (such event being a “default”) shall have occurred and then be continuing or shall occur as a result of such additional

Description of the Notes

issuance, (ii) such additional notes rank pari passu and have equivalent terms and benefits as the notes offered hereby, and (iii) the amount available under the letter of credit or on deposit in the reserve account (or any related credit support as described below under “—Credit Support—The Letter of Credit and the Reserve Account”), shall have been increased proportionately to reflect the amount of additional notes issued under the indenture. Any additional notes will be part of the same series as the notes that PIFCo is currently offering and the noteholders will vote on all matters in relation to the notes as a single series.

PAYMENTS OF PRINCIPAL AND INTEREST

Payment of the principal of the notes, together with accrued and unpaid interest thereon at the note rate, or payment upon redemption prior to maturity, will be made only:

•	following the surrender of the notes at the office of the trustee or any other paying agent; and

•	to the person in whose name the note is registered as of the close of business, New York City time, on the due date for such payment.

Payments of interest on a note, other than the last payment of principal and interest or payment in connection with a redemption of the notes prior to maturity, will be made on each interest payment date to the person in whose name the note is registered at the close of business, New York City time, on the tenth business day prior to each such interest payment date.

Payments of principal and interest will be made:

•	by wire transfer to a U.S. dollar account maintained by the noteholder; or

•	at PIFCo’s option, by a U.S. dollar check (other than the final payment) mailed to each noteholder’s registered address.

The notes will initially be represented by one or more global notes, as described herein. See “Form, Denomination and Registration.”

If any date for a payment of principal or interest or redemption is not a business day in the city in which the relevant paying agent is located, PIFCo will make the payment on the next business day in the respective city. No interest on the notes will accrue as a result of this delay in payment.

PIFCo has appointed the New York paying agent to receive payment of the principal amount of and interest on the notes. PIFCo will be required to make all payments of principal, interest and other amounts due on the notes and under the indenture to the New York paying agent by 1:00 p.m. (New York City time) on the business day prior to the applicable payment date or otherwise in accordance with the terms of the indenture. PIFCo has agreed to indemnify the noteholders against any failure on the part of the principal paying agent or any paying agent to pay any sum due in respect of the notes on the applicable payment date. PIFCo will also maintain a paying agent in Luxembourg.

Payments in respect of the notes will be made in the coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

All payments made by Petrobras under the standby purchase agreement shall be paid to the trustee or the New York paying agent. To the extent that funds are received in excess of those required to satisfy PIFCo’s obligations under the notes and the indenture then due and payable, the trustee shall be required

Description of the notes

to deposit such excess amounts in a segregated account until the next payment date when such funds shall be used by the trustee to satisfy PIFCo’s obligations under the notes.

In the case of amounts not paid by PIFCo under the notes (after giving effect to any applicable grace period therefor), interest will continue to accrue on such amounts at a rate equal to the default rate (i.e., 1% in excess of the note rate), from and including the date when such amounts were due (after giving effect to any applicable grace period therefor), and through and including the date of payment by PIFCo or Petrobras, as the case may be; provided, however, that interest on the notes shall continue to accrue at the note rate and not the default rate during the continuance of any suspension of Petrobras’ obligation to make a total purchase payment under the standby purchase agreement where the noteholders are otherwise receiving interest at the note rate from Petrobras or from the letter of credit or amounts on deposit in the reserve account. See “Description of the Standby Purchase Agreement—Purchase Obligations—Suspension of total purchase amount payments.”

Subject to applicable law, the trustee and the paying agents will pay to PIFCo upon request any monies held by them for the payment of principal or interest that remains unclaimed for two years. Thereafter, noteholders entitled to these monies must seek payment from PIFCo.

CREDIT SUPPORT

The notes will benefit from certain limited credit support provided by the standby purchase agreement, amounts available under the letter of credit and amounts, if any, on deposit in the reserve account. See “Description of the Standby Purchase Agreement” and “—The Letter of Credit and the Reserve Account.”

Standby Purchase Agreement

Pursuant to the standby purchase agreement, Petrobras has agreed, from time to time upon the receipt of a specified notice from the trustee that PIFCo has failed to make the required payments under the notes and the indenture, to purchase the noteholders’ claims against PIFCo, whether such claims are in respect of principal, interest or any other amounts. The purchase price to be paid by Petrobras will be an amount equal to the amount of such claims plus interest thereon from the date PIFCo was otherwise obligated to make its payments under the indenture to the date Petrobras actually makes payment under the standby purchase agreement. Petrobras is obligated to make its payments by the expiration of any applicable grace periods under the indenture. Petrobras’ obligation under the standby purchase agreement to make payments may be deferred by it for up to eighteen months under certain circumstances relating to the existence of certain currency exchange control events. See “Description of the Standby Purchase Agreement.”

The Letter of Credit and the Reserve Account

General

On the closing date of the offerings of the existing notes, Petrobras and PIFCo provided for the issuance of the letter of credit in an aggregate amount equal to the sum of (i) eighteen months of interest on the notes at the initial note rate and (ii) 90 days of interest on the amount of interest (calculated at the initial note rate) due on any interest payment date at the initial note rate.

Additionally, on the closing date for the first offering of the existing notes the trustee established the reserve account and Petrobras and PIFCo deposited in the reserve account an amount equal to the sum of

Description of the Notes

(i) eighteen months of interest on the notes at a rate equal to 0.5% per annum, (ii) 90 days of interest on the amount of interest (calculated at the initial note rate) due on any interest payment date at a rate equal to 0.5% per annum and (iii) 90 days of interest on an amount equal to 0.25% of the principal amount of the notes at a rate equal to the initial note rate plus 0.5%. The amounts deposited in the reserve account on the closing date represent the amounts which are expected to be repaid to PIFCo upon PIFCo and Petrobras satisfying their obligations under the registration rights agreement.

The Letter of Credit

Initially, the letter of credit was issued by Banco Bilbao Vizcaya Argentaria S.A., New York branch. The letter of credit and any replacement letter or letters of credit furnished under the indenture as described herein must (i) be issued by a commercial bank rated not less than “P-1’’ by Moody’s, (ii) name the trustee as the sole beneficiary thereof, (iii) be unconditionally drawable (subject to the delivery of certain customary certification documents) by the trustee at any time for payment directly into an account in the event where the trustee is required, pursuant to the terms of the indenture, to make a drawing under the letter of credit and (iv) expire not less than 364 days after the date of its issuance and is automatically renewed in accordance with its terms unless the issuer of the Letter of Credit notifies the trustee in writing no later than 60 calendar days prior to the expiry thereof. See “Available Information.”

Under the terms of the indenture, the trustee is required to draw upon the letter of credit in the case when any of the following circumstances (each a “drawing event”) have occured; (i) Petrobras and PIFCo certify to the trustee that an expropriation event or inconvertibility event (as defined below) has resulted in Petrobras’ inability to satisfy its payment obligations under the standby purchase agreement and no other funds are otherwise available to make any payments due under the notes, (ii) the Moody’s rating for the short term debt obligations of the letter of credit bank is either withdrawn or falls below “P-1’’ or (iii) the letter of credit bank indicates its intention not to renew the letter of credit on its expiry.

As used herein, the following terms have the respective meanings set forth below:

An “expropriation event” means any act or series of acts taken by the Brazilian government that effectively deprives Petrobras, the trustee or PIFCo of the use and control of funds deposited (either in reais or U.S. dollars) by the trustee, or by Petrobras for the account of the trustee or PIFCo, with a financial institution in Brazil, for the purpose of making a purchase payment under the standby purchase agreement.

An “inconvertibility event” means

(i)	any act or series of acts by the Brazilian government that prevents Petrobras, the trustee or PIFCo (as applicable) from directly or indirectly:

(a)
converting reais into U.S. dollars in order to make a purchase payment under the standby purchase agreement or a portion thereof, including the denial of such conversion in an exchange rate category as favorable as the category applicable to determine the reference rate of exchange; or

(b)	converting, from reais into U.S. dollars, any amounts received in Brazil in connection with a payment or amount due under the standby purchase agreement; or

(c)
transferring outside of Brazil the funds as described in (a) or (b) above already converted from reais into U.S. dollars constituting or in respect of a purchase payment under the standby purchase agreement; or

Description of the Notes

(ii)	failure by the Brazilian government to effect a conversion or transfer under (i) above on behalf of PIFCo, Petrobras or the trustee.

The “reference rate of exchange” means the (i) official exchange rate applied by the Brazilian central bank for the category of remittance that is used to make payments under the standby purchase agreement or (ii) if the Brazilian central bank does not freely execute conversions of reais into U.S. dollars for such category of remittance, then the reference rate of exchange will be the effective exchange rate obtained through the most active legal and normal channel (as such rate is specified by the trustee) in Brazil for the conversion of reais into U.S. dollars for the category of remittance that is used to make payments under the standby purchase agreement; provided, however, that if no exchange rate can be determined pursuant to the above, the reference rate of exchange will mean the last available official exchange rate applied by the central bank or equivalent entity in Brazil prior to the date the purchase payment under the standby purchase agreement was to have been made.

The letter of credit may be replaced by or on behalf of PIFCo with one or more letters of credit meeting the criteria for letters of credit set forth above, or with an equivalent amount of U.S. dollars placed in the reserve account described below provided that (i) no default or event of default under the indenture shall have occurred and be continuing or will occur as a result of the replacement of the letter of credit, (ii) Moody’s reconfirms that the then current rating of the notes both before and after the replacement of the letter of credit is and will be not less than “Baa1”, (iii) in the case of replacement by one or more letters of credit, Petrobras shall submit a draft of any such replacement letter of credit to the trustee not less than five business days prior to the proposed delivery thereof, the trustee shall have approved of the form of any such replacement letter of credit, and such replacement letter of credit is delivered in the form supplied to and approved by the trustee, or, in the case of replacement by U.S. dollars, the trustee receives an opinion of counsel experienced in international securities transactions reasonably acceptable to the trustee and Moody’s stating that (A) the U.S. dollars to be provided are and will not be subject to avoidance as a preference, fraudulent conveyance or similar circumstance under applicable bankruptcy, insolvency or similar laws, (B) the reserve account and the funds to be deposited therein are and will be subject to a valid and properly perfected first priority security interest, pledge, charge or similar encumbrance in favor of the trustee (on behalf of the noteholders) under applicable law and (iv) the trustee certifies that it is satisfied that the replacement of the letter of credit will not have an adverse effect on the rights of the noteholders.

Additionally, the letter of credit may be replaced at the option of PIFCo and Petrobras by one or more letters of credit meeting the criteria for letters of credit set forth above.

If a drawing event, as specified in subsection (i) of the definition of “drawing event,” shall occur in connection with interest payments due on any interest payment date, the trustee shall draw on the letter of credit in an amount equal to that due on the notes on such interest payment date. If at such time the letter of credit has been replaced with U.S. dollars on deposit in the reserve account the trustee shall withdraw funds from the reserve account in an aggregate amount equal to that due on such interest payment date.

In addition, if either of the drawing events described above in subsections (ii) and (iii) of the definition of “drawing event” relating to the letter of credit bank shall occur, the trustee shall be required to draw in full on the letter of credit and deposit the funds drawn into the reserve account.

Description of the Notes

The Reserve Account

On the closing date for the offering of the existing notes, the trustee established the reserve account as a special purpose reserve account in its name and under its sole dominion and control for the benefit of the noteholders. The reserve account is a segregated non-interest bearing trust account.

As noted above, upon any drawing under or replacement of the letter of credit as described above, the trustee shall deposit the proceeds of any such drawing or funds representing a replacement thereof in U.S. dollars into the reserve account. See “Description of the Notes—Credit Support—The Letter of Credit and the Reserve Account—General.”

The trustee shall generally be permitted to withdraw funds from the reserve account and apply such amounts to payments due from either PIFCo or Petrobras on any interest payment date only in connection with an expropriation event or inconvertibility event. Notwithstanding the foregoing, if at any time an event of default shall have occurred and be continuing and the notes have been accelerated and noteholders holding not less than 25% in principal amount of the notes shall have directed the trustee to do so, the trustee shall be permitted to utilize all funds then on deposit in the reserve account to satisfy any and all amounts due on or with respect to the notes. The effect of this is that, since the letter of credit may not be drawn on upon an event of default, if it has not been drawn prior to the event of default and proceeds thereof deposited in the reserve account, the noteholders will not have access to the letter of credit or proceeds thereof to satisfy amounts then due as a result of the acceleration of the notes.

Upon PIFCo and Petrobras satisfying their obligations under the registration rights agreement, PIFCo may request that the trustee withdraw or cancel, as applicable, all amounts on deposit in the reserve account or available under the letter of credit which are, in aggregate, in excess of the amounts to be represented by the letter of credit on the closing date as specified above. See “Description of the Notes—Credit Support—The Letter of Credit and the Reserve Account—General.”

Additionally, PIFCo may, at any time, substitute any amount on deposit in the reserve account with a letter of credit satisfying the requirements for letters of credit set forth above provided the letter of credit is in a form approved by the trustee. Upon the issuance of any such letter of credit, the trustee shall pay to PIFCo, from amounts on deposit in the reserve account, an amount equal to the amount available under such letter of credit.

So long as no default or event of default shall have occurred and be continuing, any amounts on deposit in the reserve account may be invested in permitted investments (as defined herein) at the direction of PIFCo. If (i) a default or event of default shall have occurred and be continuing or (ii) the trustee shall not have received any direction as to the permitted investments to be purchased, any amounts on deposit in the reserve account will be invested by the trustee in investments of the type described in clause (vi) of the definition of permitted investments. So long as no default or event of default shall have occurred and be continuing, interest earned on the permitted investments deposited in the reserve account shall be paid monthly to an account specified by PIFCo. Upon the occurrence and during the continuance of a default or an event of default, all interest earned on the permitted investments deposited in the reserve account shall be retained in the reserve account and shall be available to the trustee to make any payment of principal, interest and other amounts due under the notes and the indenture.

For purposes hereof, “permitted investments” shall consist of (i) direct obligations of the United States of America, or of any agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America which are not callable or redeemable at the option of PIFCo thereof at a price less than what was paid, (ii) demand and time deposit certificates of deposit of, banker’s acceptances issued by, or Federal funds

Description of the Notes

sold by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by United States federal and/or state authorities so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company have a short term credit rating of at least “P-1” by Moody’s, (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued and/or guaranteed by an agency or instrumentally of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above, (iv) commercial paper which has at the time of such investment a rating of at least “P-1” by Moody’s; provided, however, that permitted investments shall not include any debt obligations (or other securities) issued by Petrobras, PIFCo or any affiliate thereof, (v) any money market funds investing in any of the foregoing permitted investments; and (vi) The Bank of New York cash reserve, any successor to The Bank of New York cash reserve so long as in each case such cash reserve maintains a rating of not less than “Aaa” by Moody’s or any equivalent money market mutual fund rated not less than “Aaa” by Moody’s.

Non-Extension of Letter of Credit and Cancellation of Reserve Account

At any time and so long as no default or event of default has occurred and is continuing, the trustee, at the direction of PIFCo, may allow the letter of credit to expire in accordance with its terms without drawing on the letter of credit as described above, or withdraw and pay over to Petrobras all amounts on deposit in the reserve account and close the reserve account upon the receipt of confirmation from Moody’s that its then current rating of the notes is at least “A3” and that such rating will not be lowered or withdrawn as a result of such cancellation and withdrawal.

ADDITIONAL AMOUNTS

Except as provided below, PIFCo will make all payments of principal and interest on the notes without withholding or deducting any present or future taxes, duties, assessments or other governmental charges of any nature imposed by Brazil, the Cayman Islands, the United States or any jurisdiction from or through which payment is made, or any political subdivision of such jurisdictions (each, a “taxing jurisdiction”). If PIFCo is required by law to withhold or deduct any taxes, duties, assessments or other governmental charges, except as provided below, PIFCo will pay the noteholders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction (such amounts being, “additional amounts”). PIFCo will not, however, pay any additional amounts in connection with any tax, duty, assessment or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):

•
the noteholder or beneficial owner has some connection with the taxing jurisdiction other than merely holding the notes or receiving principal or interest payments on the notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•
the noteholder or beneficial owner fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if (i) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, duty, assessment or other governmental charge, (ii) the noteholder or beneficial owner is able to comply with such requirements without undue hardship and (iii) at least 30 calendar days prior to the first payment

Description of the Notes

date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty shall apply, PIFCo has notified all noteholders that they will be required to comply with such requirements;

•
the noteholder fails to present (where presentation is required) its note within 30 calendar days after PIFCo has made available to the noteholder a payment of principal or interest, provided that PIFCo will pay additional amounts which a noteholder would have been entitled to had the note owned by such noteholder been presented on any day (including the last day) within such 30-day period;

•	any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges;

•
where any additional amounts are imposed on a payment on the notes to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings income relating to the proposal for a directive published by the European Commission on July 18, 2001 or otherwise implementing the conclusions of the Economic and Financial Council of Ministers of the member states of the European Union (ECOFIN) Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•
where the noteholder or beneficial owner could avoid any additional amounts by requesting that a payment on the notes be made by, or presenting the relevant notes for payment to, another paying agent located in a member state of the European Union.

PIFCo will also (i) make such withholding or deduction and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law. PIFCo will furnish to the trustee, within 30 calendar days after the date of payment of any such taxes, duties, assessments or other governmental charges due pursuant to applicable law, certified copies of tax receipts or, if such receipts are not obtainable, documentation reasonably satisfactory to the trustee evidencing such payment. Upon request, copies of such receipts or other documentation, as the case may be, will be made available to the noteholders. At least 10 business days prior to each date on which any payment under or with respect to the notes is due and payable, if PIFCo is obligated to pay additional amounts with respect to such payment, PIFCo, as applicable, will deliver to the trustee an officers’ certificate stating that additional amounts will be payable, the amounts so payable and setting forth such other information necessary to enable the trustee to pay such additional amounts to the noteholders on the payment date.

PIFCo will, upon written request of any noteholder or beneficial owner of a note, indemnify and hold harmless and reimburse such noteholder for the amount of taxes, duties, assessments or other governmental charges of a taxing jurisdiction (other than excluded additional amounts) so levied or imposed and paid by such noteholder as a result of payments made under or with respect to the notes, so that the net amount received by such noteholder after such reimbursement would not be less than the net amount the noteholder would have received if such taxes, duties, assessments or other governmental charges of such taxing jurisdiction would not have been imposed or levied.

PIFCo will pay any stamp, administrative, court, documentary, excise or property taxes arising in a taxing jurisdiction in connection with the notes and will indemnify the noteholders for any such taxes paid by noteholders.

All references to principal, interest, or other amounts payable on the notes shall be deemed to include any additional amounts payable by PIFCo under the notes or the indenture. The foregoing obligations shall survive any termination, defeasance or discharge of the notes and the indenture.

If PIFCo shall at any time be required to pay additional amounts to noteholders pursuant to the terms of the notes and the indenture, PIFCo will use its reasonable endeavors to obtain an exemption from the

Description of the Notes

payment of (or otherwise avoid the obligation to pay) the tax, assessment or other governmental charge which has resulted in the requirement that it pay such additional amounts.

CERTAIN COVENANTS

For so long as any of the notes are outstanding and PIFCo has obligations under the indenture and the notes, PIFCo will, and will cause each of its subsidiaries to, comply with the terms of the covenants, among others, set forth below:

Performance obligations under the Notes and the Indenture

PIFCo will duly and punctually pay all amounts owed by it, and comply with all its other obligations, under the terms of the notes and the indenture.

Performance obligations under other transaction documents

PIFCo will agree to duly and punctually perform, comply with and observe all obligations and agreements to be performed by it set forth in the transaction documents (other than the indenture and the notes) entered into in connection with the transactions described herein.

Maintenance of corporate existence

PIFCo will, and will cause each of its subsidiaries to, maintain in effect its corporate existence and all registrations necessary therefor and take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations provided that this covenant shall not require PIFCo or any of its subsidiaries to maintain any such right, privilege, title to property or franchise or require PIFCo to preserve the corporate existence of any subsidiary, if the board of directors of PIFCo shall determine in good faith that (i) the maintenance or preservation thereof is no longer necessary or desirable in the conduct of the business of PIFCo and that (ii) the failure to do so does not, and will not, have a material adverse effect on PIFCo and its subsidiaries taken as a whole or have a materially adverse effect on the rights of the noteholders.

Maintenance of properties

PIFCo will, and will cause each of its subsidiaries to, keep all its property used or useful in the conduct of its business in good working order and condition provided that this covenant shall not require PIFCo to maintain any such right, privilege, title to property or franchise, if the board of directors of PIFCo shall determine in good faith that (i) the maintenance or preservation thereof is no longer necessary or desirable in the conduct of the business of PIFCo and that (ii) the failure to do so does not, and will not, have a material adverse effect on PIFCo and its subsidiaries taken as a whole or have a materially adverse effect on the rights of the noteholders.

Compliance with laws

PIFCo will comply, and will cause its subsidiaries to comply, at all times in all material respects with all applicable laws (including, without limitation, environmental laws), rules, regulations, orders and directives of any government or government agency or authority having jurisdiction over PIFCo, PIFCo’s business or any of the transactions contemplated in the indenture, except where the failure so to comply would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or have a material adverse effect on the rights of the noteholders.

Description of the Notes

Maintenance of government approvals

PIFCo will, and will cause its subsidiaries to, duly obtain and maintain in full force and effect all governmental approvals, consents or licenses of any government or governmental agency or authority under the laws of the Cayman Islands, Brazil or any other jurisdiction having jurisdiction over PIFCo, PIFCo’s business or the transactions contemplated herein required in order for it to conduct its business or for it to perform its obligations under the indenture, the notes and each of the other transaction documents entered into in connection therewith or for the validity or enforceability thereof except, in the case of such approval, consent or license relating to the conduct of PIFCo’s business, where the failure so to comply would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or have a material adverse effect on the rights of the noteholders.

Payments of taxes and other claims

PIFCo will, and will cause each of its subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon PIFCo or such subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of PIFCo or such subsidiary, as the case may be; provided, however, that neither PIFCo nor any subsidiary will be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or where the failure to do so would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or have a material adverse effect on the rights of noteholders.

Maintenance of insurance

PIFCo will, and will cause each of its subsidiaries to, maintain insurance with insurance companies that PIFCo reasonably believes to be financially sound in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning or operating properties or facilities similar to those owned or operated by PIFCo or its subsidiaries, as the case may be, in the same general locations in which PIFCo and its subsidiaries own or operate their properties or facilities, except when the failure to do so would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or have a material adverse effect on the rights of noteholders.

Maintenance of books and records

PIFCo shall, and shall cause each of its subsidiaries to, maintain books, accounts and records in accordance with U.S. GAAP.

Maintenance of office or agency

PIFCo shall maintain in the Borough of Manhattan, the City of New York, an office or agency where notices to and demands upon PIFCo in respect of the indenture and the notes may be served. Initially this office shall be located at 570 Lexington Avenue, New York, New York 10022-6837 at the offices of Petrobras, and PIFCo will agree not to change the designation of such office without prior notice to the trustee and designation of a replacement office in the same general location.

Ranking

PIFCo will ensure that the notes will constitute general senior, unsecured and unsubordinated obligations of PIFCo and will rank pari passu, without any preferences among themselves, with all other present and

Description of the Notes

future unsecured and unsubordinated obligations of PIFCo (other than obligations preferred by statute or by operation of law).

Use of proceeds

We will receive no proceeds from the exchange of existing notes for new notes and the new notes will not result in any change in our aggregate indebtedness. See “Use of Proceeds.”

Notice of certain events

PIFCo will give notice to the trustee, as soon as is practicable and in any event within ten calendar days after PIFCo becomes aware or should reasonably become aware, of the occurrence of any default or event of default, accompanied by a certificate of an officer of PIFCo setting forth the details of such default or event of default and stating what action PIFCo proposes to take with respect thereto.

PIFCo will also give notice to the trustee, as soon as is practicable and in any event within five calendar days after PIFCo becomes aware of any action taken by the Brazilian government that could give rise to an expropriation event or an inconvertibility event as defined above.

Limitation on consolidation, merger, sale or conveyance

PIFCo will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras or PIFCo) or permit any person (other than a direct or indirect subsidiary of PIFCo) to merge with or into it unless:

•
either PIFCo is the continuing entity or the person or entity formed by such consolidation or into which PIFCo is merged or that acquired or leased such property or assets of PIFCo (the “successor company”) will be a company organized and validly existing under the laws of the Cayman Islands and shall assume (jointly and severally with PIFCo unless PIFCo shall have ceased to exist as part of such merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which shall be previously approved by the trustee), all of PIFCo’s obligations on the notes and under the indenture;

•
the successor company (jointly and severally with PIFCo unless PIFCo shall have ceased to exist as a result of such merger, consolidation or amalgamation) agrees to indemnify each noteholder against any tax, assessment or governmental charge thereafter imposed on such noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the notes;

•	immediately after giving effect to the transaction, no event of default, or default has occurred and is continuing;

•
PIFCo has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture comply with the indenture and that all conditions precedent provided for in the indenture and relating to such transaction have been complied with; and

•	PIFCo shall have delivered notice of any such transaction to Moody’s (which notice shall contain a description of such merger, consolidation or conveyance).

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the notes shall have occurred and be continuing at the time of such proposed transaction or would result therefrom:

Description of the Notes

•
PIFCo may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a subsidiary of PIFCo or Petrobras in cases when PIFCo is the surviving entity in such transaction and such transaction would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole, it being understood that if PIFCo is not the surviving entity, PIFCo shall be required to comply with the requirements set forth in the previous paragraph; or

•
any subsidiary of PIFCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than Petrobras or any of its subsidiaries or affiliates) in cases when such transaction would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole; or

•	any subsidiary of PIFCo may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to any other subsidiary of PIFCo or Petrobras; or

•
any subsidiary of PIFCo may liquidate or dissolve if PIFCo determines in good faith that such liquidation or dissolution is in the best interest of Petrobras, and would not result in a material adverse effect on PIFCo and its subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of PIFCo or Petrobras.

Negative pledge

So long as any note remains outstanding, PIFCo will not create or permit any lien, other than a PIFCo permitted lien, on any of PIFCo’s assets to secure (i) any of PIFCo’s indebtedness or (ii) the indebtedness of any other person, unless PIFCo contemporaneously creates or permits such lien to secure equally and ratably PIFCo’s obligations under the notes and the indenture or PIFCo provides such other security for the notes as is duly approved by a resolution of the noteholders in accordance with the indenture. In addition, PIFCo will not allow any of PIFCo’s subsidiaries to create or permit any lien, other than a PIFCo permitted lien, on any of its assets to secure (i) any of PIFCo’s indebtedness, (ii) any of its own indebtedness or (iii) the indebtedness of any other person, unless it contemporaneously creates or permits the lien to secure equally and ratably PIFCo’s obligations under the notes and the indenture or PIFCo provides such other security for the notes as is duly approved by a resolution of the noteholders in accordance with the indenture.

As used herein, the following terms have the respective meanings set forth below:

A “guarantee” means an obligation of a person to pay the indebtedness of another person including, without limitation:

•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.

A person’s “indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

Description of the Notes

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “PIFCo permitted lien” means a:

•
lien arising by operation of law, such as merchants’, maritime or other similar liens arising in PIFCo’s ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

•
lien arising from PIFCo’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with PIFCo’s past practice;

•
lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which such indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

•
lien granted upon or with respect to any assets hereafter acquired by PIFCo or any subsidiary to secure the acquisition costs of such assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any lien existing at the time of the acquisition of such assets; provided, however, that the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of such assets;

•	lien granted in connection with indebtedness of a wholly-owned subsidiary owing to PIFCo or another wholly-owned subsidiary;

•
lien existing on any asset or on any stock of any subsidiary prior to the acquisition thereof by PIFCo or any subsidiary; provided, however, that such lien is not created in anticipation of such acquisition;

•	lien existing as of the date of the indenture; and

•
lien in respect of indebtedness the principal amount of which in the aggregate, together with all other liens not otherwise qualifying as PIFCo permitted liens pursuant to another part of this definition of PIFCo permitted liens, does not exceed 5% of PIFCo’s consolidated total assets (as determined in accordance with U.S. GAAP) at any date as at which PIFCo’s balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by the terms thereof ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of such person, is at the time owned or controlled directly or indirectly by such corporate entity, by one or more wholly-owned subsidiaries of such corporate entity or by such corporate entity and one or more wholly-owned subsidiaries thereof.

Transactions with affiliates

PIFCo shall not, and shall not permit any of its subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction or arrangement with any affiliate, except for any transaction or arrangement entered into or carried out on terms no less favorable to PIFCo or such subsidiary than those which could have been obtained on an arm’s-length basis with a person that is not an affiliate; provided, however, that

Description of the Notes

the foregoing shall not apply to transactions (i) between PIFCo and Petrobras or (ii) between or among PIFCo, Petrobras and any of their respective subsidiaries not involving any other person so long as consummation of any such transaction will not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or have a material adverse effect on the rights of the noteholders.

Provision of financial statements and reports

In the event PIFCo shall file any financial statements or reports with the SEC or shall publish or otherwise make such statements or reports publicly available in Brazil, the United States or elsewhere, PIFCo shall furnish a copy of such statements or reports to the trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available, as the case may be.

Further actions

PIFCo will, at its own cost and expense, and will cause its subsidiaries to, at their own cost and expense, take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, in the reasonable opinion of the trustee, in accordance with applicable laws or regulations, to be taken, fulfilled or done in order (a) to perfect and maintain the validity, effectiveness and priority of any liens created under the indenture, (b) to enable PIFCo to lawfully enter into, exercise its rights and perform and comply with its obligations under the notes, the indenture and each of the other relevant transaction documents, as the case may be, (c) to ensure that PIFCo’s obligations under the notes, the indenture and each of the other transaction documents are legally binding and enforceable, (d) to make the notes, the indenture and each of the other transaction documents admissible in evidence in the courts of the State of New York, Brazil or the Cayman Islands, (e) to enable the trustee to exercise and enforce its rights under and carry out the terms, provisions and purposes of the indenture and each of the other transaction documents, (f) to take any and all action necessary to preserve the enforceability of, and maintain the trustee’s rights under, the transaction documents and (g) to assist the trustee in the trustee’s performance of its obligations under the transaction documents; provided, however PIFCo shall not be required to take any action contemplated herein if it promptly provides to the trustee a written opinion from counsel reasonably acceptable to the trustee specifying that the failure to take such action or satisfy such condition would not have an adverse effect on the rights of the noteholders.

Appointment to fill a vacancy in the office of the trustee

PIFCo, whenever necessary to avoid or fill a vacancy in the office of the trustee, will appoint in the manner set forth in the indenture, a successor trustee, so that there shall at all times be a trustee with respect to the notes.

REDEMPTION OF NOTES

Redemption at maturity

Unless previously redeemed, or purchased and canceled, the notes shall be redeemed at their principal amount in U.S. dollars on the maturity date. The redemption price payable at such time shall be the original principal amount of the notes plus accrued and unpaid interest thereon at the note rate and all other amounts due and payable under the terms of the notes and the indenture.

Description of the Notes

Early redemption for taxation reasons

PIFCo may redeem the notes in whole, but not in part, upon giving not less than 30 nor more than 60 calendar days’ notice to the noteholders, at the principal amount thereof, together with unpaid interest accrued to the date fixed for redemption and any other amounts owed to noteholders under the terms of the indenture or the notes, if (i) PIFCo becomes obligated to pay additional amounts as a result of any generally applicable change in the laws or regulations of a taxing jurisdiction, or any generally applicable change in the application or official interpretation of such tax laws or regulations, in each case, which becomes effective after the date of the original issuance of any of the notes and (ii) PIFCo cannot avoid its obligations to pay such additional amounts by taking reasonable measures available to PIFCo. However, any such notice of redemption must be given within 60 calendar days of the earliest date on which PIFCo would be obligated to pay such additional amounts if a payment in respect of the notes were then due. Prior to the giving of any notice of redemption described in this paragraph, PIFCo will deliver to the trustee an officers’ certificate stating that PIFCo is entitled to redeem the notes in accordance with the terms in the indenture and stating the facts relating to such redemption. Concurrently, PIFCo will deliver to the trustee a written opinion of counsel to the effect that PIFCo has become obligated to pay such additional amounts as a result of a change or amendment described above, that PIFCo cannot avoid payment of such additional amounts by taking reasonable measures available to PIFCo and that all governmental approvals necessary for PIFCo to effect such redemption have been obtained and are in full force and effect or specifying any necessary approvals that have not been obtained. For the purposes of this paragraph and notwithstanding anything to the contrary under the terms of the indenture, the notes or the standby purchase agreement, any payment made by PIFCo to Petrobras with respect to a note or the standby purchase agreement shall constitute or be deemed to constitute a payment of other than (i) additional amounts or (ii) taxes, duties, assessments or other governmental charges whatsoever imposed by a taxing jurisdiction.

No other optional redemption

The notes will not otherwise be subject to optional redemption by PIFCo or Petrobras except as provided above under “—Early redemption for taxation reasons.” If PIFCo were to seek to redeem the notes prior to maturity, it will need to make an offer to noteholders to do so.

Cancellation

Any notes redeemed by PIFCo will be immediately cancelled and may not be reissued or resold.

PURCHASES OF NOTES BY PIFCO AND PETROBRAS

PIFCo, Petrobras and each of their respective affiliates may at any time purchase any notes in the open market or otherwise at any price; provided, however, that, in determining whether noteholders holding any requisite principal amount of notes have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, notes owned by PIFCo, Petrobras and each of their respective affiliates shall be deemed not outstanding for the purposes thereof. All notes purchased by Petrobras or PIFCo will continue to be outstanding and will not be cancelled but shall not count as outstanding in connection with any vote or action to be taken by noteholders.

EVENTS OF DEFAULT

The following events will each be an “event of default” under the terms of the notes and the indenture:

(a)
PIFCo fails to make any payment in respect of principal on any of the notes whether on the maturity date, upon redemption or prior to the maturity date or otherwise in accordance with the terms of the notes and the indenture, and the trustee shall not have otherwise received such amounts from Petrobras under the standby purchase agreement, a drawing under any letter of credit provided for herein, amounts on deposit in the reserve account or otherwise by the scheduled due date therefor;

Description of the Notes

(b)
PIFCo fails to make any payment in respect of any interest or other amounts due on or with respect to the notes (including additional amounts, if any) in accordance with the terms of the notes and the indenture and non-payment shall continue for a period of 30 calendar days and the trustee shall not have otherwise received such amounts from Petrobras under the standby purchase agreement, a drawing under any letter of credit provided for herein, amounts on deposit in the reserve account or otherwise by the end of such thirty calendar-day period;

(c)
Any representation or warranty made by either PIFCo or Petrobras in the indenture or the standby purchase agreement, as applicable, any certification or notice delivered by PIFCo or Petrobras under the indenture or the standby purchase agreement, respectively, and certain other transaction documents entered into in connection with the transaction described hereby, shall prove to be incorrect as of the time when the same shall have been made and as a result thereof there is a material adverse effect on PIFCo and/or Petrobras and their respective subsidiaries taken as a whole or there is a material adverse effect on the rights of the noteholders;

(d)
PIFCo or Petrobras, as applicable, shall fail to perform, observe or comply with any term, covenant, agreement or obligation contained in any of the indenture, the standby purchase agreement and the other transaction documents entered into in connection with the transaction described herein, and such failure (other than any failure to make any payment under the standby purchase agreement for which there is no cure period) is either incapable of remedy or continues for a period of 60 calendar days (inclusive of any time frame contained in any such term, covenant, agreement or obligation for compliance thereunder) after written notice of such failure has been received by PIFCo or Petrobras from the trustee;

(e)
(i) The acceleration on any indebtedness of PIFCo, Petrobras or any subsidiary thereof with total assets of more than U.S.$200,000,000 (or its equivalent in another currency) (each such subsidiary, a “material subsidiary”), unless such acceleration is at the option of PIFCo, Petrobras or any material subsidiary thereof; (ii) PIFCo, Petrobras or the applicable material subsidiary thereof fails to pay any indebtedness when due or, as the case may be, beyond any applicable grace period or (iii) PIFCo, Petrobras or any material subsidiary thereof fails to pay when due any amount payable by it under any guarantee for, or indemnity in respect of, the indebtedness of any other person or entity except in the case of both (ii) and (iii) above where the failure to pay such indebtedness is the result of certain specified events that limit or restrict the ability of Petrobras to convert reais into U.S. dollars or transfer U.S. dollars outside of Brazil in satisfaction of its obligations under the transaction documents; provided, however, that the aggregate amount of any such indebtedness falling within (i), (ii) or (iii) above (as to which the time for payment has not been extended by the relevant obligees) equals or exceeds U.S.$50,000,000 (or its equivalent in another currency);

(f)
One or more final and non-appealable judgments or final decrees is entered against PIFCo, Petrobras or any material subsidiary thereof involving in the aggregate a liability (not paid or fully covered by insurance) of U.S.$50,000,000 (or its equivalent in another currency) or more, and all such judgments or decrees shall not have been vacated, discharged or stayed within 120 calendar days after the rendering thereof;

(g)
PIFCo, Petrobras or any material subsidiary thereof stops payment of, or is generally unable to pay, its debts as and when they become due, or PIFCo, Petrobras or any material subsidiary thereof ceases or threatens to cease to carry on its business except (i) as is otherwise expressly provided under the indenture or the standby purchase agreement, (ii) in the case of a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, merger, conveyance or transfer or, in the case of a material subsidiary, whereby the undertaking, business and assets of such material subsidiary are transferred to or otherwise vested in PIFCo, Petrobras or any material subsidiary thereof, as applicable, or the terms of which shall have been approved by a resolution of a meeting of the noteholders or (iii) in the case of a voluntary winding-up, dissolution or liquidation of a material subsidiary where there are

Description of the Notes

surplus assets in such material subsidiary attributable to PIFCo or Petrobras, as applicable, or any other material subsidiary, and such surplus assets are distributed to PIFCo or Petrobras, as applicable, or such material subsidiary;

(h)
Proceedings are initiated against PIFCo, Petrobras or any material subsidiary thereof under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, and any such proceeding is not dismissed or stayed within 90 days after the entering of such proceeding, or an administrator, receiver, trustee, manager, fiduciary, statutory manager, intervener or assignee for the benefit of creditors (or other similar official) is appointed to take possession or control of all or any material part of the undertaking, property, assets or revenues of PIFCo, Petrobras or any material subsidiary thereof;

(i)
PIFCo, Petrobras or any material subsidiary thereof initiates or consents to proceedings relating to it under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, or makes or enters into a conveyance, assignment, arrangement or composition with or for the benefit of its creditors, or appoints or applies for the appointment of an administrator, receiver, trustee, manager, fiduciary, statutory manager, intervener or assignee for the benefit of creditors (or other similar official) to take possession or control of the whole or any material part of its undertaking, property, assets or revenues, or takes any judicial, administrative or other similar proceeding under any law for a readjustment or deferment of its indebtedness or any part of it;

(j)
Either (i) an effective resolution is passed for, or any other authorized action is taken by Petrobras or any subsidiary thereof or any shareholder, director or executive officer thereof or by any governmental authority, directing, the winding-up, dissolution or liquidation of PIFCo, Petrobras or any material subsidiary thereof or (ii) PIFCo, Petrobras or any material subsidiary thereof ceases or threatens to cease to carry on all or a material part of its businesses or operations (other than, in the case of both (i) and (ii), in any of the circumstances referred to as exceptions in paragraph (g) above);

(k)
A moratorium is agreed or declared in respect of, or affecting all or any part of, the indebtedness of PIFCo, Petrobras or any material subsidiary thereof (other than any moratorium imposed by the government that amounts to an expropriation event or an inconvertibility event (each as defined in the indenture));

(l)	Any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as any of the events referred to in any of paragraphs (g), (h), (i), (j), or (k);

(m)
Any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable PIFCo and Petrobras lawfully to enter into, exercise their rights and perform and comply with their obligations under the transaction documents to which they are a party, (ii) to ensure that those obligations are legally binding and enforceable or (iii) to make any of the indenture, the notes, the standby purchase agreement or any of the other relevant transaction documents entered into in connection with the transaction described herein admissible in evidence in the Courts of Brazil and the Cayman Islands that is not taken, fulfilled or done within ten calendar days after notice thereof has been given to PIFCo or Petrobras, as applicable, by the trustee or once any such authorization or consent has been given, is removed, withdrawn, modified, withheld or otherwise fails to remain valid and subsisting in full force and effect;

(n)	Any of the indenture, the notes, the standby purchase agreement or any of the other relevant transaction documents entered into in connection with the transactions described herein, or any part

Description of the Notes

thereof, shall cease to be in full force and effect or binding and enforceable against PIFCo or Petrobras, it becomes unlawful for PIFCo or Petrobras to perform any material obligation under any of the foregoing transaction documents to which it is a party, or PIFCo or Petrobras shall contest the enforceability of any of the foregoing transaction documents or deny that it has liability under any of the foregoing transaction documents to which it is party;

(o)	Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PIFCo; or

(p)
Other than as permitted under the indenture, any letter of credit shall have been cancelled or terminated by the issuer thereof or otherwise shall have ceased to be in full force and effect, binding and enforceable against the issuer thereof in accordance with its terms unless a substantially equivalent letter of credit or U.S. dollars in an amount equal to the amount available under any such letter of credit immediately prior to its cancellation is promptly provided to the trustee.

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

Upon the occurrence of an event of default, the trustee shall, upon the request of noteholders holding not less than 25% in principal amount of the notes, by written notice to PIFCo (with a copy to Petrobras) and provided that such event of default is then continuing, declare all of the notes immediately due and payable; provided that in the case of any of the events of default described in paragraphs (g), (h), (i), (j), (k) or (l) above with respect to Petrobras or PIFCo, all of the notes shall, without any notice to PIFCo or Petrobras or any other act by any noteholder, become immediately due and payable. Upon any such declaration of acceleration, the principal of the notes so accelerated and the interest accrued thereon and all other amounts payable with respect to the notes shall be immediately due and payable. If the event of default or events of default giving rise to any such declaration of acceleration shall be cured following such declaration, such declaration may be rescinded by noteholders holding a majority of the notes.

The noteholders holding at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of noteholders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from noteholders. A noteholder may not pursue any remedy with respect to the indenture or the notes unless:

(i)	the noteholder gives the trustee written notice of a continuing event of default;

(ii)	noteholders holding at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(iii)	such noteholder or noteholders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(iv)	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v)	during such 60-day period, noteholders holding a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any noteholder to receive payment of the principal of, premium, if any, interest on or additional amounts related to such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the noteholder.

Description of the Notes

MODIFICATION OF THE INDENTURE

PIFCo and the trustee may, without the consent of the noteholders, amend, waive or supplement the indenture for certain specific purposes, including, among other things, curing ambiguities, defects or inconsistencies, or making any other provisions with respect to matters or questions arising under the indenture or the notes or making any other change that will not adversely affect the interest of any noteholder.

In addition, with certain exceptions, the indenture may be modified by PIFCo and the trustee with the consent of the noteholders of a majority in aggregate principal amount of the notes then outstanding. However, no modification may, without the consent of the noteholder of each outstanding note:

•	change the maturity of any payment of principal of or any installment of interest on any note;

•	reduce the principal amount or the rate of interest, or change the method of computing the amount of principal or interest payable on any date;

•	change any place of payment where the principal of or interest on notes are payable;

•	change the coin or currency in which the principal of or interest on the notes are payable;

•	impair the right of the noteholders to institute suit for the enforcement of any payment on or after the date due;

•
reduce the percentage in principal amount of the outstanding notes, the consent of whose noteholders is required for any modification or for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided for in the indenture; or

•
modify any of the provisions of certain sections of the indenture, including the provisions summarized herein except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each noteholder.

DEFEASANCE AND COVENANT DEFEASANCE

PIFCo may, at its option, elect to be discharged from PIFCo’s obligations with respect to the notes (“defeasance”). In general, upon a defeasance, PIFCo will be deemed to have paid and discharged the entire indebtedness represented by the notes and to have satisfied all of PIFCo’s obligations under the notes and the Indenture except for (i) the rights of the noteholders to receive payments in respect of the principal of and interest and additional amounts, if any, on the notes when the payments are due, (ii) certain provisions of the indenture relating to ownership, registration and transfer of the notes, (iii) the covenant relating to the maintenance of an office or agency in New York and (iv) certain provisions relating to the rights, powers, trusts, duties and immunities of the trustee.

In addition, PIFCo may, at its option, and at any time, elect to be released with respect to the notes from the covenants described above under the caption “—Certain Covenants” (“covenant defeasance”). Following such covenant defeasance, the occurrence of a breach or violation of any such covenant with respect to the notes will not constitute an event of default under the indenture, and certain other events (not including, among other things, non-payment or bankruptcy and insolvency events) described under “—Events of Default” also will not constitute Events of Default.

Description of the Notes

In order to exercise either defeasance or covenant defeasance, PIFCo will be required to satisfy, among other conditions, the following:

•
PIFCo must irrevocably deposit with the trustee, in trust, for the benefit of the noteholders, cash in U.S. dollars or U.S. government obligations, or a combination thereof, in amounts sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of and each installment of interest on the notes on the stated maturity of such principal or installment of interest in accordance with the terms of the notes;

•
in the case of an election to fully defease the notes, PIFCo must deliver to the trustee an opinion of counsel stating that (x) PIFCo has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (y) since the date of the indenture there has been a change in the applicable U.S. federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon, the opinion of counsel shall confirm that, the noteholders will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will not be subject to U.S. federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of a covenant defeasance, PIFCo must deliver to the trustee an opinion of counsel to the effect that the noteholders will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

•
no default or event of default has occurred and is continuing with respect to the notes, including, with respect to certain events of bankruptcy or insolvency, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

•
PIFCo must deliver to the trustee an opinion of counsel to the effect that payment of amounts deposited in trust with the trustee will not be subject to future taxes, assessments or other governmental charges imposed by a taxing jurisdiction, except to the extent that additional amounts in respect thereof shall have been deposited in trust with the trustee;

•
such defeasance or covenant defeasance shall not result in a breach or violation of, or constitutes a default under, any other agreement or instrument to which PIFCo is a party or by which it is bound; and

•	such defeasance or covenant defeasance should not result in the trust arising from such deposit constituting an investment company as defined under the Investment Company Act of 1940, as amended.

THE TRUSTEE

The Bank of New York is the trustee under the indenture and has been appointed by PIFCo as registrar and paying agent with respect to the notes. The Bank of New York is a lender to PIFCo and certain of PIFCo’s affiliates. PIFCo may have normal banking relationships with The Bank of New York in the ordinary course of business. The address of the trustee is 101 Barclay Street, 21W, New York, New York 10286.

PAYING AGENTS; TRANSFER AGENTS; REGISTRAR

PIFCo has initially appointed The Bank of New York as paying agent, registrar and transfer agent. PIFCo may at any time appoint new paying agents, transfer agents and registrars. However, PIFCo will at all times maintain a paying agent in New York City until the notes are paid.

Description of the Notes

PIFCo will maintain a paying agent and transfer agent in Luxembourg so long as the rules of the Luxembourg Stock Exchange so require. PIFCo will provide prompt notice of the termination, appointment or change in the office of any Luxembourg paying agent or Luxembourg transfer agent acting in connection with the notes.

NOTICES

PIFCo will publish notices in a leading daily newspaper of general circulation in Luxembourg, which is expected to be the Luxemburger Wort, for so long as the notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require. A notice will be deemed given on the date of its first publication.

In addition, PIFCo will mail notices to the registered address of the noteholders as provided in the register; provided, however, that so long as DTC, or its nominee, is the registered holder of the global notes, each person owning a beneficial interest in a global note must rely on the procedures of DTC to receive notices provided to DTC. Each person owning a beneficial interest in a global note who is not a participant in DTC must rely on the procedures of the participant through which the person owns its interest in the global note to receive notices provided to DTC.

GOVERNING LAW

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

JURISDICTION

PIFCo has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, the City of New York, New York, United States, and any appellate court from any thereof. Service of process in any action or proceeding brought in such New York State federal court sitting in New York City may be served upon PIFCo at Petrobras’ New York office located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022-6837. The notes and the indenture provide that if PIFCo no longer maintains an office in New York City, then PIFCo will appoint CT Corporation System as PIFCo’s authorized agent upon which process may be served in any action or proceeding.

WAIVER OF IMMUNITIES

To the extent that PIFCo may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with the indenture and the notes and to the extent that in any jurisdiction there may be attributed to PIFCo or PIFCo’s assets immunity, whether or not claimed, PIFCo has irrevocably agreed for the benefit of the noteholders not to claim, and to irrevocably waive, the immunity to the full extent permitted by law.

CURRENCY RATE INDEMNITY

PIFCo has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any notes is expressed in a currency (the “judgment currency”) other than U.S. dollars (the “denomination currency”), PIFCo will indemnify the relevant noteholder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from PIFCo’s other obligations under the indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant note or under any such judgment or order.

Description of the Standby Purchase Agreement

The following summary describes the material provisions of the standby purchase agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the standby purchase agreement. You may obtain copies of the standby purchase agreement upon request to the trustee or the paying agent in Luxembourg at the addresses set forth above under “Available Information.”

GENERAL

In connection with the execution and delivery of the indenture and the notes, Petrobras entered into a standby purchase agreement with the trustee. The standby purchase agreement provides that in the event of a non-payment of principal, interest and other amounts on the notes, Petrobras will be required to purchase the noteholders’ right to receive such payments on the terms and conditions described herein.

RANKING

The obligations of Petrobras under the standby purchase agreement constitute direct and general obligations which at all times will rank pari passu with all other senior, unsecured obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the standby purchase agreement.

PURCHASE OBLIGATIONS

Partial purchase payment

In the event PIFCo fails to make any payment prior to the maturity date for the notes in respect of interest, principal or other amounts as provided for in the indenture and/or the notes on the date any such payment is due (other than in the case of an acceleration thereof in accordance with the indenture), the trustee shall provide notice thereof to Petrobras (such notice, a “partial non-payment notice”). This partial non-payment notice shall (i) specify the amounts under the notes and the indenture that were not paid on the scheduled date that such amounts were required to be paid under the terms of the notes and the indenture (such date being, the “partial non-payment due date”), (ii) specify that Petrobras is obligated to pay the amounts specified in the partial non-payment notice plus interest thereon at the rate of interest that otherwise would be payable on the notes during such period for the period commencing on the partial non-payment due date and ending on the date of actual payment by Petrobras (such interest amounts being “partial payment overdue interest” and together with the applicable or unpaid amounts, the “partial payment amount”). Petrobras shall be required to make its payment by the expiration of any applicable grace periods under the indenture (the “required partial payment date”).

Petrobras will be obligated, upon receipt of a partial non-payment notice, to pay the partial payment amount to the trustee by 1:00 p.m. (New York City time) on the required partial payment date. Payment of the partial payment amount will be in consideration of the purchase by Petrobras of the rights of the noteholders to receive the partial payment amount. Pursuant to the indenture, the noteholders will have no right to retain such rights and following the purchase and sale contemplated herein, the notes shall remain outstanding with all amounts due in respect thereof adjusted to reflect the foregoing purchase, sale and payment. Upon any such payment, Petrobras will be subrogated to the noteholders to the extent of any such payment.

The obligation of Petrobras to pay the partial payment amount and the trustee’s determination of the partial payment amount shall be absolute and unconditional upon receipt by it of the notice contemplated herein, absent manifest error. All amounts payable by Petrobras hereunder in respect of any partial payment amount shall be payable in U.S. dollars and in immediately available funds to the

Description of the Standby Purchase Agreement

trustee at the account specified by the trustee. Petrobras will not be relieved of its obligations under the standby purchase agreement unless and until the trustee shall have indefeasibly received all amounts required to be paid by it hereunder (and any related event of default under the indenture has been cured), including payment of the partial payment overdue interest as described herein.

Total purchase payment

In the event PIFCo fails to make any payment at the maturity date for the notes, or earlier upon any acceleration thereof in accordance with the terms of the indenture, in respect of principal, interest or other amounts as provided for in the indenture and the notes on the date any such payment is due, the trustee shall provide notice thereof to Petrobras (such notice, a “total default notice”). This total default notice shall (i) specify the amount of principal and accrued interest and other amounts due on or with respect to the notes and the indenture that were not paid on the date that such amounts were required to be paid under the terms of the notes and the indenture (such date being the “total payment due date”), (ii) specify that Petrobras is obligated to pay the amounts specified in the total default notice plus interest thereon (at the applicable rate specified in the indenture) for the period commencing on the total payment due date and through the date of actual payment by Petrobras (such interest amounts being “total payment overdue interest” and together with the applicable or unpaid amounts, the “total payment amount”).

Petrobras, pursuant to the standby purchase agreement, will be obliged, upon receipt of the notice contemplated therein, to pay the total payment amount to the trustee by 1:00 p.m. (New York City time) on the total payment due date. Payment of the total payment amount by Petrobras will be in consideration of the purchase by Petrobras of the rights of the noteholders to receive the total payment amount. The noteholders shall have no right to retain such rights and following the payment of the total payment amount and sale provided for in this section, Petrobras shall be subrogated to the noteholders to the extent of any such payment.

The obligation of Petrobras to pay the total payment amount and the trustee’s determination of the total payment amount shall be absolute and unconditional upon receipt by it of the notice contemplated herein, absent manifest error. All amounts payable by Petrobras under the standby purchase agreement in respect of any total payment amount shall be payable in U.S. dollars and in immediately available funds to the trustee at the account specified by the trustee. Petrobras will not be relieved of its obligations under the standby purchase agreement unless and until the trustee shall have received all amounts required to be paid by it thereunder (and any related event of default under the indenture has been cured), including payment of the total payment overdue interest.

Suspension of payments on the total payment amount

Petrobras shall be obligated to make the payments required under the standby purchase agreement from all funds available to it. Except as set forth below, if, at any time, Petrobras is obligated to pay the total purchase amount and Petrobras does not have sufficient funds available to it outside Brazil to satisfy this obligation, Petrobras shall be permitted to suspend or defer paying the total payment amount (other than accrued interest included thereon) if its obligation to make such payment (i) arises as a result of the insolvency or similar events involving PIFCo, any material subsidiary thereof or any material subsidiary of Petrobras and (ii) arises during the occurrence and continuation of an inconvertibility event or an expropriation event (as such terms are defined in “Description of the Notes—Credit Support—The Letter of Credit and the Reserve Account—the Letter of Credit”). Such suspension shall last from the total payment due date until the earliest to occur of (i) eighteen calendar months from such total payment due date, (ii) the latest interest payment date for which funds are available under the letter of credit or in the reserve account to pay interest on the notes; and (iii) the cessation of the inconvertibility event or expropriation event that gave rise to such suspension. Petrobras shall be obligated to pay that portion of

Description of the Standby Purchase Agreement

the total payment amount representing outstanding principal and other amounts due on or with respect to the notes (other than accrued interest) at the end of the suspension period. Petrobras shall in addition be obligated to continue to pay interest on the outstanding but unpaid principal amount of the notes on each day that would otherwise be an interest payment date during the entire suspension period at a rate equal to the note rate, provided, however, that Petrobras during the suspension period shall be permitted to request the trustee to draw on any letters of credit and to withdraw funds from the reserve account to pay interest due on the notes in accordance with the provisions set forth in the indenture relating to inconvertibility events and expropriation events. No default interest shall accrue on the notes during the suspension period if the noteholders are otherwise receiving the amounts of interest at the note rate due to them. See “Description of the Notes—Credit Support” and “Description of the Notes—Payments of Principal and Interest.”

Notwithstanding the foregoing, if at any time Petrobras becomes involved with specified insolvency or similar proceedings that would cause an event of default to occur under the notes and the indenture, all of Petrobras’ obligations under the standby purchase agreement, including the obligation to make a total purchase payment, shall be immediately due and payable without any notice to Petrobras or PIFCo. In addition, upon the effectiveness of any cancellation of the letter of credit and the refunding of any amounts on deposit in the reserve account to PIFCo or Petrobras at the option of PIFCo in accordance with the terms and procedures set forth in the indenture, Petrobras will not be permitted to suspend or defer the payment of the total payment amount as provided above. See “Description at the Notes—Credit Support—The Letter of Credit and the Reserve Account.”

CERTAIN COVENANTS

For so long as any of the notes are outstanding and Petrobras has obligations under the standby purchase agreement, Petrobras will, and will cause each of its subsidiaries to, comply with the terms of the covenants set forth below:

Performance obligations under the standby purchase agreement and related documents

Petrobras shall pay all amounts owed by it and comply with all its other obligations under the terms of the standby purchase agreement and each other transaction document entered into in connection therewith to which it is a party in accordance with the terms thereof.

Maintenance of corporate existence

Petrobras will, and will cause each of its subsidiaries to, maintain in effect its corporate existence and all registrations necessary therefor and take all actions to maintain all rights, privileges, titles to property, franchises, concessions and the like necessary or desirable in the normal conduct of its business, activities or operations; provided that, this covenant shall not require Petrobras or any of its subsidiaries to maintain any such right, privilege, title to property or franchise or require Petrobras to preserve the corporate existence of any subsidiary, if the board of directors of Petrobras shall determine in good faith that (i) the maintenance or preservation thereof is no longer necessary or desirable in the conduct of the business of Petrobras and that (ii) the failure to do so does not, and will not, have a material adverse effect on Petrobras and its subsidiaries taken as a whole or have a materially adverse effect on the rights of the noteholders.

Maintenance of properties

Petrobras will, and will cause each of its subsidiaries to, keep all its property used or useful in the conduct of its business in good working order and condition; provided, however, that this covenant shall

Description of the Standby Purchase Agreement

not require Petrobras to maintain any such right, privilege, title to property or franchise if the board of directors of Petrobras and each affected subsidiary thereof shall determine in good faith that (i) the maintenance or preservation thereof is no longer necessary or desirable in the conduct of the business of Petrobras and that (ii) the failure to do so does not, and will not, have a material adverse effect on Petrobras and its subsidiaries taken as a whole or have a materially adverse effect on the rights of the noteholders.

Compliance with laws and agreements

Petrobras will comply, and will cause its subsidiaries to comply, at all times in all material respects with all applicable laws (including, without limitation, environmental laws), rules, regulations, orders and directives of any government or governmental authority or agency having jurisdiction over Petrobras and each of Petrobras’ subsidiaries or Petrobras’ business. Petrobras will also comply, and will cause its subsidiaries to comply, with all covenants and other obligations contained in any agreements to which they are a party, except where the failure so to comply would not have a material adverse effect on Petrobras and its subsidiaries taken as a whole or have a material adverse effect on the rights of the noteholders.

Maintenance of governmental approvals

Petrobras will, and will cause its subsidiaries to, duly obtain and maintain in full force and effect all governmental and third-party approvals, consents or licenses which are necessary under the laws of Brazil, the Cayman Islands or any other jurisdiction, for it to perform its obligations under the standby purchase agreement and each of the other transaction documents entered into in connection with the transactions contemplated therewith or the validity or enforceability of any thereof.

Payments of taxes and other claims

Petrobras will, and will cause each of its subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon Petrobras or such subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of Petrobras or such subsidiary, as the case may be, provided, however, that neither Petrobras nor any subsidiary will be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings or where the failure to do so would not have a material adverse effect on PIFCo and its subsidiaries taken as a whole or have a material adverse effect on the rights of noteholders.

Maintenance of ownership of PIFCo

For so long as any notes are outstanding, Petrobras will retain no less than 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PIFCo. Failure to maintain such ownership will constitute an “event of default” under the indenture.

Maintenance of insurance

Petrobras will, and will cause each of its subsidiaries to, maintain insurance with insurance companies that Petrobras reasonably believes to be financially sound in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning or operating properties or facilities similar to those owned or operated by Petrobras or its subsidiaries, as the case may be, in the same general areas in which Petrobras and its subsidiaries own or operate their properties or facilities, except where the failure to do so would not have a material adverse effect on Petrobras and its subsidiaries taken as a whole or have a material adverse effect on the rights of noteholders.

Description of the Standby Purchase Agreement

Maintenance of books and records

Petrobras shall, and shall cause each of its subsidiaries to, maintain books, accounts and records in accordance with U.S. GAAP (in the case of Petrobras) and in the case of its subsidiaries, generally accepted accounting principles in the jurisdictions where each such person is organized.

Maintenance of office or agency

So long as any of the notes are outstanding, Petrobras shall maintain in the Borough of Manhattan, The City of New York, an office or agency where notices to and demands upon Petrobras in respect of the standby purchase agreement may be served. Initially this office shall be located at Petrobras’ existing principal U.S. office at 570 Lexington Avenue, 43rd Floor, New York, New York 10022-6837. Petrobras will agree not to change the designation of such office without prior notice to the trustee and designation of a replacement office in the same general location.

Ranking

Petrobras will ensure at all times that its obligations under the standby purchase agreement will constitute the general senior unsecured and unsubordinated obligations of Petrobras and will rank pari passu, without any preferences among themselves, with all other present and future unsecured and unsubordinated obligations of Petrobras (other than obligations preferred by statute or by operation of law) that are not, by their terms, expressly subordinated in right of payment to the obligations of Petrobras under the standby purchase agreement.

Notice of certain events

Petrobras will also give notice to the trustee, as soon as is practicable and in any event within ten calendar days after Petrobras becomes aware, or should reasonably become aware, of the occurrence of any event of default or a default under the indenture, accompanied by a certificate of Petrobras setting forth the details of such event of default or default and stating what action Petrobras proposes to take with respect thereto.

Petrobras will also give notice to the trustee, as soon as is practicable and in any event within five business days after Petrobras becomes aware of any action taken by the Brazilian government that could give rise to an expropriation event or an inconvertibility event as defined above.

Limitation on consolidation, merger, sale or conveyance

Petrobras will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of Petrobras) to merge with or into it unless:

•
either Petrobras is the continuing entity or the person (the “successor company”) formed by such consolidation or into which Petrobras is merged or that acquired or leased such property or assets of Petrobras will be a corporation organized and validly existing under the laws of Brazil and shall assume (jointly and severally with Petrobras unless Petrobras shall have ceased to exist as a result of such merger, consolidation or amalgamation), by an amendment to the standby purchase agreement (the form and substance of which shall be previously approved by the trustee), all of Petrobras’ obligations under the standby purchase agreement;

Description of the Standby Purchase Agreement

•
the successor company (jointly and severally with Petrobras unless Petrobras shall have ceased to exist as part of such merger, consolidation or amalgamation) agrees to indemnify each noteholder against any tax, assessment or governmental charge thereafter imposed on such noteholder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the notes;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•
Petrobras has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the amendment to the standby purchase agreement comply with the terms of the standby purchase agreement and that all conditions precedent provided for in the standby purchase agreement and relating to such transaction have been complied with; and

•	Petrobras has delivered notice of such transaction to Moody’s (which notice shall contain a description of such merger, consolidation or conveyance).

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the notes shall have occurred and be continuing at the time of such proposed transaction or would result therefrom:

•
Petrobras may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of it properties, assets or revenues to a direct or indirect subsidiary of Petrobras in cases when Petrobras is the surviving entity in such transaction and such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken a whole, it being understood that if Petrobras is not the surviving entity, Petrobras shall be required to comply with the requirements set forth in the previous paragraph; or

•
any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any person (other than Petrobras or any of its subsidiaries or affiliates) in cases when such transaction would not have a material adverse effect on Petrobras and its subsidiaries taken as a whole; or

•
any direct or indirect subsidiary of Petrobras may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of Petrobras; or

•
any direct or indirect subsidiary of Petrobras may liquidate or dissolve if Petrobras determines in good faith that such liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on Petrobras and its subsidiaries taken as a whole and if such liquidation or dissolution is part of a corporate reorganization of Petrobras.

Negative pledge

So long as any note remains outstanding, Petrobras will not create or permit any lien, other than a Petrobras permitted lien, on any of its assets to secure (i) any of its indebtedness or (ii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably its obligations under the standby purchase agreement or Petrobras provides other security for its obligations under the standby purchase agreement as is duly approved by a resolution of the noteholders in accordance with the indenture. In addition, Petrobras will not allow any of its subsidiaries to create or

Description of the Standby Purchase Agreement

permit any lien, other than a Petrobras permitted lien, on any of Petrobras’ assets to secure (i) any of Petrobras’ indebtedness, (ii) any of its own indebtedness or (iii) the indebtedness of any other person, unless Petrobras contemporaneously creates or permits the lien to secure equally and ratably Petrobras’ obligations under the standby purchase agreement or Petrobras provides such other security for its obligations under the standby purchase agreement as is duly approved by a resolution of the noteholders in accordance with the indenture.

As used herein, the following terms have the respective meanings set forth below:

A “guarantee” means an obligation of a person to pay the indebtedness of another person including without limitation:
•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money, to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guarantee) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “project financing” of any project means the incurrence of indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more qualifying assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such indebtedness.

A “qualifying asset” in relation to any project means:

•
any concession, authorization or other legal right granted by any governmental authority to Petrobras or any of Petrobras’ subsidiaries, or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

•
any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

•
any revenues or claims which arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the project

Description of the Standby Purchase Agreement

financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

•
any oil, gas, petrochemical or other hydrocarbon-based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the project financing required, as a condition therefor, recourse as security in addition to that produced or processed by such project; and

•
shares or other ownership interest in, and any subordinated debt rights owing to Petrobras by, a special purpose company formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.

A “Petrobras permitted lien” means a:

(a)
lien granted in respect of indebtedness owed to the Brazilian government, Banco Nacional de Desenvolvimento Econômico e Social or any official government agency or department of Brazil or of any state or region thereof;

(b)
lien arising by operation of law, such as merchants’, maritime or other similar liens arising in Petrobras’ ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(c)
lien arising from Petrobras’ obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with Petrobras’ past practice;

(d)
lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which such indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(e)
lien granted upon or with respect to any assets hereafter acquired by Petrobras or any subsidiary to secure the acquisition costs of such assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any lien existing at the time of the acquisition of such assets; provided, however, that the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of such assets;

(f)	lien granted in connection with the indebtedness of a wholly-owned subsidiary owing to Petrobras or another wholly-owned subsidiary;

(g)
lien existing on any asset or on any stock of any subsidiary prior to the acquisition thereof by Petrobras or any subsidiary; provided, however, that such lien is not created in anticipation of such acquisition;

(h)
lien over any qualifying asset relating to a project financed by, and securing indebtedness incurred in connection with, the project financing of such project by Petrobras, any of Petrobras’ subsidiaries or any consortium or other venture in which Petrobras or any subsidiary has any ownership or other similar interest;

(i)	lien existing as of the date of the indenture;

Description of the Standby Purchase Agreement

(j)
lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by lien referred to in paragraphs (a) through (i) above (but not paragraph (d)), provided that such lien does not extend to any other property, the principal amount of the indebtedness secured by such lien is not increased, and in the case of paragraphs (a), (b), (c) and (f), the obligees meet the requirements of such paragraph and in the case of paragraph (h), the indebtedness is incurred in connection with a project financing by Petrobras, any of Petrobras’ subsidiaries or any consortium or other venture in which Petrobras or any subsidiary have any ownership or other similar interest; and

(k)
lien in respect of indebtedness the principal amount of which in the aggregate, together with all liens not otherwise qualifying as Petrobras permitted liens pursuant to another part of this definition of Petrobras permitted liens, does not exceed 5% of Petrobras’ consolidated total assets (as determined in accordance with U.S. GAAP) at any date as at which Petrobras’ balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by the terms thereof ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of such person, is at the time owned or controlled directly or indirectly by such corporate entity, by one or more wholly-owned subsidiaries of such corporate entity or by such corporate entity and one or more wholly-owned subsidiaries thereof.

Transactions with affiliates

Petrobras shall not, and shall not permit any of its subsidiaries to, enter into or carry out (or agree to enter into or carry out) any transaction or arrangement with any affiliate, except for any transaction or arrangement entered into or carried out on terms no less favorable to Petrobras or such subsidiary than those which could have been obtained on an arm’s-length basis with a person that is not an affiliate; provided, however, that the foregoing shall not apply to transactions (i) between Petrobras and PIFCo or (ii) between or among Petrobras, PIFCo and any of their respective subsidiaries not involving any other person so long as consummation of any such transaction will not have a material adverse effect on Petrobras and its subsidiaries taken as a whole or have a material adverse effect on the rights of the noteholders.

Provision of financial statements and reports

Petrobras will provide to the trustee, in English or accompanied by a certified English translation thereof, (i) within 90 calendar days after the end of each fiscal quarter (other than the fourth quarter), its unaudited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP, (ii) within 120 calendar days after the end of each fiscal year, its audited and consolidated balance sheet and statement of income calculated in accordance with U.S. GAAP and (iii) such other financial data as the trustee may reasonably request. Petrobras will provide, together with each of the financial statements delivered hereunder, an officers’ certificate stating that a review of Petrobras’ and PIFCo’s activities has been made during the period covered by such financial statements with a view to determining whether Petrobras and PIFCo have kept, observed, performed and fulfilled their covenants and agreements under the standby purchase agreement and the indenture, as applicable, and that no event of default has occurred during such period. In addition, whether or not Petrobras is required to file reports with the SEC, Petrobras will file with the SEC and deliver to the trustee (for redelivery to all holders of notes) all reports and other information as it would be required to file with the SEC under the

Description of the Standby Purchase Agreement

Exchange Act if it were subject to those regulations. If the SEC does not permit the filing described above, Petrobras will provide annual and interim reports and other information to the trustees within the same time periods that would be applicable if Petrobras were required and permitted to file these reports with the SEC.

Further actions

Petrobras will, at its own cost and expense, and will cause its subsidiaries to, at their own cost and expense, take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, in the reasonable opinion of the trustee, in accordance with applicable laws or regulations, to be taken, fulfilled or done in order (a) to enable Petrobras to lawfully enter into, exercise its rights and perform and comply with its obligations under the standby purchase agreement and each other transaction document entered into in connection with the standby purchase agreement to which it is a party, (b) to ensure that Petrobras’ obligations under the notes, the indenture and each other transaction document entered into in connection with the standby purchase agreement are legally binding and enforceable, (c) to make the notes, the indenture and each other transaction document entered into in connection with the standby purchase agreement admissible in evidence in the courts of the State of New York, the Cayman Islands or Brazil, (d) to enable the trustee to exercise and enforce its rights under and carry out the terms, provisions and purposes of the indenture and each other transaction document entered into in connection with the standby purchase agreement, (e) to take any and all action necessary to preserve the enforceability of, and maintain the trustee’s rights under, the transaction documents and (f) to assist the trustee in the trustee’s performance of its obligations under the transaction documents; provided, however, that Petrobras shall not be required to take any action contemplated herein if it promptly provides to the trustee a written opinion from counsel reasonably acceptable to the trustee specifying that the failure to take such action or satisfy such condition would not have an adverse effect on the rights of the noteholders.

Importation of oil and oil products

Petrobras shall, in each calendar year, purchase from PIFCo not less than 80% (on a dollar value) of the oil and oil products it imports.

Additional amounts

Except as provided below, Petrobras will make all payments of amounts due under the standby purchase agreement without withholding or deducting any present or future taxes, duties, assessments or other governmental charges of any nature imposed by Brazil, the Cayman Islands, the United States or any jurisdiction from or through which payment is made, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If Petrobras is required by law to withhold or deduct any taxes, duties, assessments or other governmental charges, Petrobras will pay the noteholders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction.

Petrobras will not, however, pay any additional amounts in connection with any tax, duty, assessment or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):

•
the noteholder or trustee has some connection with the taxing jurisdiction other than merely holding the notes or receiving principal or interest payments on the notes (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

Description of the Standby Purchase Agreement

•
the noteholder or trustee fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if (x) such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, duty, assessment or other governmental charge, (y) the noteholder or trustee is able to comply with such requirements without undue hardship and (z) at least 30 calendar days prior to the first payment date with respect to which such requirements under the applicable law, regulation, administrative practice or treaty shall apply, Petrobras has notified all noteholders or the trustee that they will be required to comply with such requirements;

•
the noteholder or trustee fails to present (where presentation is required) its note within 30 calendar days after Petrobras has made available to the noteholder or trustee a payment under the standby purchase agreement, provided that Petrobras will pay additional amounts which a noteholder or trustee would have been entitled to had the note owned by such noteholder or trustee been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, use or sales taxes or any similar taxes, assessments or other governmental charges; or

•
where any additional amounts are imposed on a payment on the notes to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings income relating to the proposal for a directive published by the European Commission on July 18, 2001 or otherwise implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•
where the noteholder or trustee could avoid any additional amounts by requesting that a payment on the notes be made by, or presenting the relevant notes for payment to, another paying agent located in a member state of the European Union.

Petrobras will pay any stamp, administrative, excise or property taxes arising in a taxing jurisdiction in connection with the notes and will indemnify the noteholders for any such stamp, administrative, excise or property taxes paid by noteholders.

EVENTS OF DEFAULT

There are no events of default under the standby purchase agreement. The indenture, however, contains events of default relating to Petrobras which may trigger an event of default and acceleration of the notes. Upon any such acceleration (including any acceleration arising out of the insolvency or similar events relating to Petrobras), if PIFCo fails to pay all amounts then due under the notes and the indenture, Petrobras will be obligated to make a total purchase payment as described herein. See “Description of the Notes—Events of Default.”

AMENDMENTS

The standby purchase agreement may only be amended or waived in accordance with its terms pursuant to a written document which has been duly executed and delivered by Petrobras and the trustee, acting on behalf of the holders of the notes.

Description of the Standby Purchase Agreement

The indenture will provide that the trustee may, without the consent or approval of the noteholders, amend, waive or supplement the standby purchase agreement for certain specific purposes, including, among other things, curing ambiguities, defects or inconsistencies, or making any other provisions with respect to matters or questions arising under the standby purchase agreement, the indenture or the notes or making any other change that will not adversely affect the rights of any noteholder.

Except as contemplated above, the indenture will provide that the trustee may execute and deliver any other amendment to the standby purchase agreement or grant any waiver thereof only with the consent of the noteholders of a majority in aggregate principal amount of the notes then outstanding.

GOVERNING LAW

The standby purchase agreement is governed by the laws of the State of New York.

JURISDICTION

Petrobras has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, New York, United States and any appellate court from any thereof. Service of process in any action or proceeding brought in such New York State federal court sitting in New York City may be served upon Petrobras at Petrobras’ New York office. The standby purchase agreement provides that if Petrobras no longer maintains an office in New York City, then it will appoint a replacement process agent within New York City as its authorized agent upon which process may be served in any action or proceeding.

WAIVER OF IMMUNITIES

To the extent that Petrobras may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with the standby purchase agreement (or the indenture and the notes to the extent related thereto) and to the extent that in any jurisdiction there may be immunity attributed to PIFCo or Petrobras or their assets, whether or not claimed, Petrobras has irrevocably agreed with the trustee, for the benefit of the noteholders, not to claim, and to irrevocably waive, the immunity to the full extent permitted by law.

CURRENCY RATE INDEMNITY

Petrobras has agreed that, if a judgment or order made by any court for the payment of any amount in respect of any of its obligations under the standby purchase agreement is expressed in a currency (the “judgment currency”) other than U.S. dollars (the “denomination currency”), Petrobras will indemnify the trustee, on behalf of the noteholders, against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from our other obligations under the standby purchase agreement, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect.

Description of the Registration Rights Agreement

The following summary describes the material provisions of the registration rights agreement. You may obtain copies of the registration rights agreement upon request to the trustee or the paying agent at the addresses set forth under “Available Information.”

Under the registration rights agreement among PIFCo, Petrobras, and the initial purchasers of the existing notes, PIFCo and Petrobras have agreed with the trustee and the initial purchasers of the existing notes, for the benefit of the noteholders, that they will use their best efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered exchange offer with the SEC to exchange the existing notes for an issue of unsubordinated notes of PIFCo with terms identical in all material respects to the existing notes (except that the new or exchanged notes will not bear legends restricting their transfer). Such registration statement has been declared effective and PIFCo and Petrobras are now offering the new notes in return for surrender of the existing notes. This exchange offer will remain open for not less than 20 business days after the date notice of this exchange offer was mailed to noteholders. For each existing note surrendered to PIFCo under this exchange offer, the holder will receive a new note of equal principal amount. Interest on each new note will accrue from the last interest payment date on which interest was paid on the notes so surrendered or, if no interest has been paid on those notes, from the initial closing date.

In the event that the exchange offer is not consummated and PIFCo has not otherwise provided for an effective registration statement permitting the free resale of the existing notes on or prior to the date that is one year after the initial closing date, the annual interest rate borne by the existing notes will be increased by 0.5% per annum until the exchange offer is consummated or PIFCo has provided for an effective registration statement permitting the free resale of the existing notes. In the case of any such increase in the interest rate on the notes, notice of the increase will be published as described under “Form, Denomination and Registration—Notices.”

If PIFCo and Petrobras effect the exchange offer, PIFCo will be entitled to close the exchange offer 20 business days after the offer is commenced provided that it has accepted all notes theretofore validly surrendered in accordance with the terms of the exchange offer. Notes not tendered in the exchange offer will bear interest at the rate set forth on the cover page of this prospectus and be subject to all of the terms and conditions specified in the indenture and to the transfer restrictions described in “Notice to Investors.”

Application will be made to list the new notes on the Luxembourg Stock Exchange. PIFCo will inform the Luxembourg Stock Exchange and publish notice in a Luxembourg newspaper, which is expected to be the Luxemburger Wort, in the event of any change in the rate of interest payable on the notes, no later than the commencement of each change in rate.

If you choose not to participate in this exchange offer prior to the expiration date, you will retain your current notes and they will continue to be subject to current restrictions on transfer. In order to exchange your notes for SEC-registered, unrestricted notes, you must elect to participate in this exchange offer as described in this prospectus. Neither PIFCo nor Petrobras is obligated to conduct a subsequent exchange offer.

Form, Denomination and Registration

GENERAL

The notes will be issued in registered form without interest coupons. No notes will be issued in bearer form.

PIFCo has agreed to maintain a paying agent, registrar and transfer agent in the Borough of Manhattan, The City of New York and to maintain a Luxembourg paying agent and Luxembourg transfer agent in Luxembourg. PIFCo has initially appointed the trustee at its corporate trust office as principal paying agent, transfer agent, authenticating agent and registrar, and Kredietbank S.A. Luxembourgeoise as its paying agent and Luxembourg transfer agent for all notes. Each transfer agent will keep a register in accordance with the reasonable regulations prescribed by PIFCo.

BOOK-ENTRY; DELIVERY AND FORM

Notes issued in the exchange offer will be represented by a single, permanent global note in definitive, fully registered book-entry form which will be registered in the name of a nominee of DTC and deposited on behalf of the beneficial owners of the notes represented thereby with a custodian for DTC for credit to the respective accounts of such beneficial owners (or to such other accounts as they may direct) at DTC.

Except in the limited circumstances described below, owners of beneficial interests in a global note will not be entitled to receive physical delivery of certificated notes.

GLOBAL NOTES

PIFCo expects that pursuant to procedures established by DTC (a) upon deposit of the global note, DTC or its custodian will credit on its internal system portions of the global note to the respective accounts of persons who have accounts therewith and (b) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants (as defined below)) and the records of participants (with respect to interests of persons other than participants). Such accounts will initially be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the global notes will be limited to persons who are participants and have accounts with DTC or persons who hold interests through participants. Except as otherwise described herein, investors may hold their interests in a global note directly through DTC only if they are participants in such system, or indirectly through organizations which are participants in such system.

Investors may hold their interests in the global note through Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold such interests in the global note on the books of their respective depositories, which in turn will hold such interests in the depositories’ names on the books of DTC.

So long as DTC or its nominee is the registered owner or holder of any global note, DTC or such nominee will be considered the sole owner or noteholder represented by that global note for all purposes under the indenture and the notes. No beneficial owner of an interest in any note will be able to transfer

Form, Denomination and Registration

such interest except in accordance with the applicable procedures of DTC and, if applicable, Euroclear and Clearstream, in addition to those provided for under the indenture.

Payments of principal of and interest (including additional amounts) on the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of PIFCo, the trustee or any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests representing any notes held by DTC or its nominee.

PIFCo expects that DTC or its nominee, upon receipt of any payment of principal of or premium and interest (including additional amounts) on a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee.

Payment to owners of beneficial interests in a global note held through such participant will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a certificated note for any reason, including to sell notes to persons in jurisdictions which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the applicable global note in accordance with the normal procedures of DTC and those procedures set forth in the indenture. Consequently, the ability to transfer interests in a global note to such persons may be limited.

Transfers of physical notes to a person who will hold through a global note will be made only in accordance with the applicable procedures provided in the Indenture.

Subject to compliance with the transfer restrictions applicable to the notes, PIFCo understands that crossmarket transfers between DTC participants, on the one hand, and direct or indirect participants in Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such crossmarket transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels or Luxembourg time, respectively). PIFCo understands that Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories of Clearstream or Euroclear.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a DTC participant will be credited during the securities settlement processing day immediately following the DTC settlement date, and such credit will be

Form, Denomination and Registration

reported to the relevant Euroclear or Clearstream participant on such business day following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in the global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

PIFCo expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of the participant to whose interests in the applicable global notes are credited and only in respect of the aggregate principal amount of notes as to which such participant has given such direction. However, if there is an event of default under the indenture and the notes, DTC will exchange the applicable global note for physical notes (as defined below), which it will distribute to participants and which will be legended to the extent set forth under “Notice to Investors.”

PIFCo understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. PIFCo further understands that DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. PIFCo further understands that indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in the global notes among the DTC participants, Euroclear and Clearstream, they are under no obligation to perform such procedures, and such procedures may be discontinued or modified at any time. None of PIFCo, the trustee or the paying agent will have any responsibility for the performance by DTC, Euroclear, Clearstream, the participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

PHYSICAL NOTES

Interests in the global notes will be exchangeable or transferable, as the case may be, for physical notes (“physical notes”) if (i) DTC notifies PIFCo that it is unwilling or unable to continue as depositary for the global notes, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by PIFCo within 90 calendar days or (ii) PIFCo, at its option, elects to terminate the book-entry system through a depositary.

REPLACEMENT, EXCHANGE AND TRANSFER OF NOTES

If a note becomes mutilated, destroyed, lost or stolen, PIFCo may issue, and the trustee will authenticate and deliver, a substitute note in replacement. In each case, the affected noteholder will be required to furnish to PIFCo, the trustee and certain other specified parties an indemnity under which it will agree to pay PIFCo, the trustee and certain other specified parties for any losses they may suffer relating to the note that was mutilated, destroyed, lost or stolen. PIFCo and the trustee may also require that the affected noteholder present other documents or proof. The affected noteholder will be required to pay all

Form, Denomination and Registration

expenses and reasonable charges associated with the replacement of the mutilated, destroyed, lost or stolen note.

Under certain limited circumstances, beneficial interests in the global notes may be exchanged for physical notes. If PIFCo issues physical notes, a noteholder of such physical note may present its notes for exchange with notes of a different authorized denomination, together with a written request for an exchange, at the office or agency of PIFCo designated for such purpose in The City of New York or Luxembourg. In addition, the noteholder of any physical note may transfer such physical note, in whole or in part, by surrendering it at any such office or agency together with an executed instrument of assignment. Each new physical note issued in connection with a transfer of one or more physical notes will be available for delivery from the registrar and the Luxembourg transfer agent within five
Luxembourg business days after receipt by the registrar and the Luxembourg transfer agent of the relevant original physical note or physical notes and the relevant executed instrument of assignment. Transfers of the physical notes will be effected without charge by or on behalf of PIFCo, the registrar or the Luxembourg transfer agent, but only upon payment, or the giving of such indemnity as the registrar or such transfer agent may require in respect, of any tax or other governmental charges which may be imposed in relation thereto.

PIFCo will not charge the noteholders of notes for the costs and expenses associated with the exchange, transfer or registration of transfer of the notes. PIFCo may, however, charge the noteholders of notes for any tax or other governmental charges. PIFCo may reject any request for an exchange or registration of transfer of any note (i) made within 15 calendar days of the mailing of a notice of redemption of notes or (ii) made between any regular record date and the next interest payment date.

THE TRUSTEE

The Bank of New York is the trustee under the indenture and has been appointed by PIFCo as registrar and paying agent with respect to the notes. PIFCo may have normal banking relationships with The Bank of New York in the ordinary course of business. The address of the trustee is 101 Barclay Street, 21W, New York, New York 10286.

PAYING AGENTS; TRANSFER AGENTS; REGISTRAR

PIFCo has initially appointed The Bank of New York as paying agent, registrar and transfer agent. PIFCo may at any time appoint new paying agents, transfer agents and registrars. However, PIFCo will at all times maintain a paying agent in The City of New York until the notes are paid. In addition, PIFCo will maintain a paying agent and a transfer agent in Luxembourg so long as the rules of the Luxembourg Stock Exchange so require. PIFCo will provide prompt notice of the termination, appointment or change in the office of any paying agent, transfer agent or registrar acting in connection with the notes.

NOTICES

PIFCo will publish notices in a leading daily newspaper of general circulation in Luxembourg, which is expected to be the Luxemburger Wort, for so long as the notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require. A notice will be deemed given on the date of its first publication. In addition, PIFCo will mail notices to the registered address of the noteholders as provided in the register; provided, however, that so long as DTC, or its nominee, is the registered holder of the global notes, each person owning a beneficial interest in a global note must rely on the procedures of DTC to receive notices provided to DTC. Each person owning a beneficial interest in a global note who is not a participant in DTC must rely on the procedures of the participant through which the person owns its interest in the global note to receive notices provided to DTC.

Brazilian Tax Considerations

The following discussion is a summary of the Brazilian tax considerations relating to the notes by a nonresident of Brazil. The discussion is based on the tax laws of Brazil as in effect on the date hereof and is subject to any change in Brazilian law that may come into effect after such date. The information set forth below is intended to be a general discussion only and does not address all possible tax consequences relating to the notes.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE CONSEQUENCES OF PURCHASING THE NOTES, INCLUDING, WITHOUT LIMITATION, THE CONSEQUENCES OF THE RECEIPT OF INTEREST AND THE SALE, REDEMPTION OR REPAYMENT OF THE NOTES OR COUPONS.

Individuals domiciled in Brazil are taxed on the basis of their worldwide income. Until December 31, 1995, Brazilian tax laws adopted the principle of taxation of the earnings related to the activities performed within Brazil by Brazilian companies, branches of foreign companies and nonresidents in general. As of January 1, 1996, profits, capital gains and other income obtained abroad by a Brazilian company or by its foreign branches or subsidiaries or by foreign companies controlled by it were computed in the determination of such company’s net profit. The earnings of branches of foreign companies are generally taxed in Brazil in the same manner as Brazilian companies. Non-Brazilian residents in general are taxed in Brazil only when income is derived from Brazilian sources. Therefore, any gains or income paid by PIFCo in respect of the notes issued by it in favor of non-Brazilian note holders are not subject to Brazilian taxes.

Interest (including original issue discount), fees, commissions, expenses and any other income payable by a Brazilian borrower to an individual, entity, trust or organization domiciled outside Brazil (a “Nonresident”) are generally subject to income tax withheld at source. As of January 1, 1996, the rate of withholding tax is 15% or such other lower rate as provided for in an applicable tax treaty between Brazil and another country. If the recipient of the payment is domiciled in a tax haven jurisdiction, as defined by Brazilian tax regulations, the rate will be 25%.

If the payments with respect to the notes are made by a Brazilian source, the noteholders will be indemnified so that, after payment of all applicable Brazilian taxes collectable by withholding, deduction or otherwise, with respect to principal, interest (including the original issue discount) and additional amounts payable with respect to the notes (plus any interest and penalties thereon), a noteholder will retain an amount equal to the amounts that such noteholder would have retained had no such Brazilian taxes (plus interest and penalties thereon) been payable. The Brazilian obligor will, subject to certain exceptions, pay additional amounts in respect of such withholding or deduction so that the holder receives the net amount due.

Gains on the sale or other disposition of the notes made outside Brazil by a nonresident, other than a branch or a subsidiary of a Brazilian resident, to another nonresident are not subject to Brazilian taxes. Gains made by Brazilian residents from the sale or other disposition of the notes made outside Brazil are subject to taxation in Brazil. Amounts realized on the sale or other disposition of the notes made in Brazil may be subject to Brazilian withholding tax at a rate of up to 15%.

Generally, there are no stamp, transfer or other similar taxes in Brazil with respect to the transfer, assignment or sale of the notes outside Brazil. Under Brazilian law, the receipt of a note by a resident of Brazil from the estate of a noteholder (whether or not a Nonresident) may result in the imposition of an

Brazilian Tax Considerations

inheritance tax (Imposto Sobre Transmissão Causa Mortis) on the recipient by the state in which the recipient resides at a rate of up to 8.0% of the value of the notes (generally, as determined by judicial or administrative valuation in the jurisdiction in which the decedent’s estate is administered). Transfer of a note by gift made by a noteholder (whether or not a nonresident) and involving a resident of Brazil may be subject to gift tax (Imposto Sobre Doação de Quaisquer Bens ou Direitos) imposed on the donee by the state in which such Brazilian resident resides.

Law No. 9481 dated August 13, 1997, as amended by Article 20 of Law No. 9532 of December 10, 1997 and Ruling No. 16 of February 11, 1999, consolidated the withholding tax exemption applicable to a number of international credit transactions. However, Law No. 9959/00 revoked the withholding income tax exemption applicable to most of the transactions provided by Law No. 9481/97. Consequently, as of January 2000, the 0% income tax rate applies only to export financings and hedge transactions intended to avoid risks of currency floating (despite other very specific transactions, which do not have any relation to notes.)

United States Tax Considerations

The following summary sets forth certain United States federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed U.S. Treasury regulations promulgated thereunder, published rulings by the U.S. Internal Revenue Service, or the IRS, and court decisions, all in effect as of the date of this prospectus, all of which authorities are subject to change or differing interpretations, which changes or differing interpretations could apply retroactively. This summary does not purport to discuss all aspects of United States federal income taxation which may be relevant to particular investors, such as financial institutions, insurance companies, dealers or traders in securities or currencies, regulated investment companies, tax-exempt organizations, persons holding notes as part of a position in a “straddle” or as part of a hedging transaction or “conversion transaction” for U.S. tax purposes, persons that enter into a “constructive sale” transaction with respect to the notes or U.S. Holders (as defined below) whose functional currency as defined in Section 985 of the Code is not the U.S. dollar. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary only applies to original purchasers of notes who purchase notes at the original issue price and hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF INVESTING IN THE NOTES, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

As used herein, the term “U.S. Person” includes (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, (iii) any estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions, or a trust that has made a valid election under U.S. Treasury regulations to be treated as a domestic trust and (v) a partnership to the extent the interests therein are held by any of the foregoing. The terms “U.S.” and “United States” mean the United States of America (including the states and the District of Columbia), its possessions, territories and other areas subject to its jurisdiction. A “U.S. Holder” is a beneficial owner of a note that is a U.S. Person. A “Non-U.S. Holder” is a beneficial owner of a note that is not a U.S. Person. A “U.S.-Controlled Person” includes (i) a controlled foreign corporation for United States tax purposes, (ii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period, (iii) a foreign partnership that is engaged in a U.S. trade or business or more than 50% of whose income or capital interests are held by U.S. Persons and (iv) a U.S. branch of a foreign insurance company or foreign bank.

In the case of a holder of notes that is a partnership for U.S. tax purposes, each partner will take into account its allocable share of income or loss from the notes, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the activities of the partnership and the partner.

U.S. HOLDERS

Payments of interest

Payments of interest on a note (including additional amounts, if any) will generally be taxable to a U.S. Holder as ordinary interest income when such interest is accrued or received, in accordance with the

United States Tax Considerations

U.S. Holder’s regular method of tax accounting. Thus, to the extent that amounts are withheld and additional amounts are paid on the notes, a U.S. Holder will be required to report income in an amount greater than the cash received on the payments. Interest income from the notes will constitute foreign source income for United States federal income tax purposes and, with certain exceptions, will be treated separately, together with other items of “passive income” or, in the case of certain holders, “financial services income” for purposes of computing the foreign tax credit allowable under the United States federal income tax laws. If any withholding taxes are paid in respect of payments to a U.S. Holder on the notes and the withholding tax rate is at least 5%, interest income from the notes will be treated separately as “high withholding tax interest” for purposes of computing that holder’s foreign tax credit. A U.S. Holder may be eligible, subject to a number of limitations, to a foreign tax credit or deduction against such U.S. Holder’s United States federal income tax liability for taxes withheld on the notes.

Sale or disposition of Notes

A U.S. Holder will generally recognize capital gain or loss upon the sale, exchange, retirement or other disposition of a note in an amount equal to the difference between the amount realized upon such sale, exchange, retirement or other disposition (other than amounts attributable to accrued interest, which will be taxed as such) and such U.S. Holder’s tax basis in the note. A U.S. Holder’s tax basis in the note will generally equal the U.S. Holder’s cost for the note. In the case of a U.S. Holder that is an individual, estate or trust, the maximum marginal federal income tax rate applicable to such gain will be lower than the maximum marginal federal income tax rate for ordinary income if the U.S. Holder’s holding period for the note exceeds one year. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other disposition of a note will generally be United States source gain or loss for United States federal income tax purposes unless it is attributable to an office or other fixed place of business outside the United States and certain other conditions are met.

EXCHANGE OFFER

The exchange of notes for new notes registered with the Securities and Exchange Commission, having the same terms and conditions as the existing notes, except for certain terms with respect to transfer restrictions and interest rate increases, pursuant to this exchange offer should not be a taxable exchange. As a result, a U.S. holder should not recognize taxable income upon exchanging existing notes for new notes pursuant to this exchange offer.

NON-U.S. HOLDERS

Subject to the discussion of “backup” withholding below, interest on the notes is currently exempt from United States federal income taxes, including withholding taxes, if paid to a Non-U.S. Holder unless the interest is effectively connected with the conduct by such holder of a United States trade or business. In addition, subject to the discussion of backup withholding below, a Non-U.S. Holder will not be subject to United States federal income tax on any gain realized on the sale or exchange of a note, provided that such gain is not effectively connected with the conduct by the holder of a United States trade or business and, in the case of a Non-U.S. Holder who is an individual, such holder is not present in the United States for a total of 183 days or more during the taxable year in which such gain is realized and certain other conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

In general, payments made on a note within the United States to a non-corporate U.S. Holder will be subject to information reporting requirements and will also be subject to backup withholding tax if (i) the payee fails to provide an accurate taxpayer identification number, (ii) the payor has been notified by the IRS that the recipient has failed to report all interest or dividends required to be shown on its United States federal income tax returns or (iii) in certain circumstances, the payee fails to comply with applicable certification requirements. Payments to Non-U.S. Holders generally will not be subject to information reporting and backup withholding, but those holders may be required to establish their

United States Tax Considerations

exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN (or other relevant form).

Backup withholding will not apply to payments made outside the United States by PIFCo or a Paying Agent on a note, unless the payor has actual knowledge that the beneficial owner thereof is a U.S. Person. In addition, if payments are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a note, that custodian, nominee or other agent will not be required to deduct backup withholding from payments made to that beneficial owner unless the custodian, nominee or other agent has actual knowledge that the beneficial owner thereof is a U.S. Person. Payments by a custodian, nominee, or other agent that is a U.S. Person or U.S.-Controlled Person will be subject to information reporting unless that custodian, nominee or other agent has documentary evidence in its files of the beneficial owner’s foreign status and has no actual knowledge to the contrary.

Payment of the proceeds from the sale of a note to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the beneficial owner thereof certifies it is not a U.S. Person on an IRS Form W-8BEN (or other relevant form) under penalty of perjury or otherwise establishes an exemption from information reporting and backup withholding. Payment of the proceeds from the sale of a note effected outside the United States to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a U.S. Person or U.S.-Controlled Person, information reporting will apply to those payments unless the broker has documentary evidence in its files that the beneficial owner is not a U.S. Person and has no actual knowledge to the contrary, or the beneficial owner otherwise establishes an exemption, and backup withholding will apply if the broker has actual knowledge that the beneficial owner is a U.S. Person.

Generally, a holder may obtain a refund of any amount withheld under the backup withholding rules that exceed the holder’s United States income tax liability by filing a refund claim with the IRS.

Cayman Islands Tax Considerations

The following is a general discussion of certain tax considerations for holders of the notes. The discussion is based upon present law and interpretations of present law, both of which are subject to prospective and retroactive changes. The discussion does not consider any investor’s particular circumstances, and it is not intended as tax advice.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISERS ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES UNDER THE LAWS OF THE CAYMAN ISLANDS, THE UNITED STATES, JURISDICTIONS FROM WHICH PIFCo MAY DERIVE ITS INCOME OR CONDUCT ITS ACTIVITIES AND JURISDICTIONS WHERE INVESTORS ARE SUBJECT TO TAXATION.

TAXATION OF PIFCo

Under current law, PIFCo is not subject to income, capital, transfer, sales or other taxes in the Cayman Islands.

PIFCo has been incorporated as an exempted company under the laws of the Cayman Islands on September 24, 1997. PIFCo has received an Undertaking as to Tax Concessions pursuant to Section 6 of the Tax Concessions Law (1999 Revision) which provides that, for a period of twenty years from the date thereof no law hereafter enacted in the Cayman Islands imposing any tax or duty to be levied on income or on capital assets, gains or appreciation will apply to any income or property of PIFCo and which is deemed to provide that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable on or in respect of shares, debentures or other obligations of PIFCo, or by way of withholding of any part of a payment of principal due under a debenture or other obligation of PIFCo.

TAXATION TO THE NOTEHOLDERS

No Cayman Islands withholding tax applies to distributions by PIFCo in respect of the notes. Noteholders are not subject to any income, capital, transfer, sales or other taxes in the Cayman Islands in respect of their purchase, holding or disposition of the notes.

Noteholders whose notes are brought into or issued in the Cayman Islands will be unable to pay stamp duty of up to C.I.$250 on each note.

European Union Withholding Tax

The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state, subject to the right of certain member states to opt instead for a withholding system for a transitional period in relation to such payments.

THE ABOVE INFORMATION IS SET FORTH IN SUMMARY FORM ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF THE NOTES.

ERISA and Certain Other Considerations

The U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any notes are acquired by a Plan with respect to which PIFCo, Petrobras or the initial purchasers or any of their respective affiliates are a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire notes and the circumstances under which such decision is made. There can be no assurance that any exemption will be available with respect to any particular transaction involving the notes, or that, if an exemption is available, it will cover all aspects of any particular transaction. By its purchase of any notes, the purchaser thereof will be deemed to have represented and agreed either that (i) it is not and for so long as it holds notes will not be an ERISA Plan or other Plan, an entity whose underlying assets include the assets of any such ERISA Plan or other Plan, or a governmental or other employee benefit plan which is subject to any U.S. federal, state or local law, or foreign law, that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, or (ii) its purchase and holding of the notes will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of such a governmental or other employee benefit plan, any such substantially similar U.S. federal, state or local law, or foreign law) for which an exemption is not available. Similarly, each transferee of any notes, by virtue of the transfer of such notes to such transferee, will be deemed to have represented and agreed either that (i) it is not and for so long as it holds notes will not be an ERISA Plan or other Plan, an entity whose underlying assets include the assets of any such ERISA Plan or other Plan, or a governmental or other employee benefit plan which is subject to any U.S. federal, state or local law, or foreign law, that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, or (ii) its purchase and holding of the notes will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of such a governmental or other employee benefit plan, any such substantially similar federal, state or local law, or foreign law) for which an exemption is not available.

Governmental plans and certain church and other plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal or foreign laws that are substantially similar to ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

ERISA and Certain Other Considerations

The foregoing discussion is general in nature and not intended to be all-inclusive. Any Plan fiduciary who proposes to cause a Plan to purchase any notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA.

The sale of notes to a Plan is in no respect a representation by PIFCo, Petrobras or the initial purchasers that such an investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Plan of Distribution

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, we believe that holders of the new notes, other than any holder that is a broker-dealer that acquired existing notes.

•	as a result of market-making activities or other trading activities;

•	or directly from us for resale pursuant to Rule 144A, Regulation S or another available exemption under the Securities Act,

who exchange their existing notes for new notes pursuant to this exchange offer may offer for resale and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are:

•	acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the new notes; and

•	the holders are not our “affiliates,” within the meaning of Rule 405 under the Securities Act

The staff of the SEC has not considered this exchange offer in the context of a no-action letter and we can give no assurance that the staff of the SEC would make a similar determination with respect to this exchange offer. Accordingly, any holder of existing note using this exchange offer to participate in a distribution of the new notes to be acquired in this exchange offer:

•	cannot rely on the position of the staff of the SEC stated in Exxon Capital Holdings Corporation (avail. April 13, 1989) or similar letters, and

•	must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction

Each broker-dealer who holds existing notes acquired for its own account as a result of market-making activities or other trading activities and who receives new notes in exchange for the existing notes pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes.

By tendering existing notes in exchange for new pass through trust certificates, you will represent to us, among other things, that:

(1)	you are acquiring the new notes in the ordinary course of your business;

(2)
at the time of the commencement of this exchange offer, you have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the new notes you will receive in this exchange offer;

(3)
you are not the “affiliate” of Petrobras or PIFCo within the meaning of Rule 405 under the Securities Act, or if you are an affiliate, that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

Plan of Distribution

(4)	you have full power and authority to tender, exchange, sell, assign and transfer the tender existing notes;

(5)	we will acquire good, marketable and unencumbered title to the tendered existing notes free and clear of all liens, restrictions, charges and encumbrances; and

(6)	the existing notes tendered for exchange are not subject to any adverse claims or proxies.

If you are not a broker-dealer, by tendering existing pass through trust certificates and executing a letter of transmittal, you represent and agree that you are not engaged in, and do not intend to engage in, distribution of the new notes within the meaning of the Securities Act.

A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for existing notes where such existing notes were acquired as a result of market-making activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business on the 120th day following the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with resale.

We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers that receive new notes for their own account pursuant to this exchange offer may resell the new notes from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes; or

•	a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker/dealer that resells new notes that it receives for its own account in this exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit from any resale of new notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivers a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

PIFCo and Petrobras have agreed to pay all registration expenses incident to this exchange offer other than the expenses of counsel to the underwriters of the existing notes or holders of the existing notes as well as underwriting discounts and commissions and transfer taxes, if any. PIFCo and Petrobras have also agreed to jointly and severally indemnify the holders of the existing notes.

Legal Matters

Certain matters of US law relating to the issuance of the notes will be passed upon for PIFCo and Petrobras by Clifford Chance US LLP, New York, New York, United States counsel to PIFCo and Petrobras. Matters of Cayman Islands law relating to the notes and the indenture, will be passed upon for PIFCo and Petrobras by Walkers, Cayman Islands, Cayman Islands counsel to PIFCo and Petrobras.

The validity of the issuance of the notes and certain matters of Brazilian law relating to the notes, the indenture and the standby purchase agreement will be passed upon for PIFCo and Petrobras by Mr. Nilton de Almeida Maia, Brazilian general counsel to Petrobras.

Independent Accountants

The financial statements of PIFCo incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, independent accountants, given on the authority of said firm as experts in auditing and accounting. The Petrobras Audited Financial Statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2001 have also been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, independent accountants, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of PIFCo and the unaudited consolidated financial information of Petrobras and its subsidiaries for the six-month periods ended June 30, 2002 and 2001, incorporated by reference in this Prospectus, PricewaterhouseCoopers Auditores Independentes reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated July 31, 2002 and August 2, 2002 for PIFCo and Petrobras, respectively, incorporated herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.

PricewaterhouseCoopers Auditores Independentes is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers Auditores Independentes within the meaning of Sections 7 and 11 of the Act.

No Material Adverse Change

Except as disclosed in this prospectus (or in the documents incorporated herein by reference), there has been no material adverse change in the financial-position or prospects of PIFCo, Petrobras and any of their subsidiaries taken as a whole since December 31, 2001.

Litigation

Except as disclosed in “Item 4—Information on the Company—Business Overview—Legal Proceedings” included in the PIFCo 2001 Form 20-F or the Petrobras 2001 Form 20-F and as may be disclosed on any subsequent filings on Form 6-K, neither PIFCo nor Petrobras is involved in any legal or arbitration proceedings (including any such proceedings which are pending or threatened) relating to claims or amounts which may have or have had during 12 months prior to the date of this prospectus a material adverse effect on the financial position of either PIFCo or Petrobras and their subsidiaries taken as a whole.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

With respect to Petrobras International Finance Company

PIFCo’s articles of association provide for indemnification of directors and officers. In addition, PIFCo maintains liability insurance to protect against open market security claims. The policy reimburses losses and expenses incurred by PIFCo due to wrongful acts of its directors and officers while acting in their capacities as such and that arise in connection with the purchase or sale of PIFCo’s securities. Coverage encompasses breach of duty, neglect, error, misstatement, misleading statements, omissions or acts by directors and officers in the performance of their duties, and includes the advancement of defense costs.

With respect to Petróleo Brasileiro S.A.—Petrobras

Neither the laws of Brazil nor Petrobras’ charter or other constitutive documents provide for indemnification of directors and officers. However, Petrobras maintains liability insurance to protect against open market security claims. The policy reimburses losses and expenses incurred by Petrobras due to wrongful acts of its directors and officers while acting in their capacities as such and that arise in connection with the purchase or sale of Petrobras’ securities. Coverage encompasses breach of duty, neglect, error, misstatement, misleading statements, omissions or acts by directors and officers in the performance of their duties, and includes the advancement of defense costs.

Item 21.    Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit Number		Item

1.1	*	Form of Exchange Agent Agreement

3.1	*
Articles of Association of Petrobras International Finance Company (incorporated by reference to the exhibits to the Registration Statement on Form F-4 (File No. 333-14168) filed with the Securities and Exchange Commission on December 6, 2001).

3.2	*
Charter (Estatuto Social) of Petróleo Brasileiro S.A.—Petrobras (together with an English translation thereof) (incorporated by reference to the exhibits to the Registration Statement on Form F-1 (File No. 333-12298) filed with the Securities and Exchange Commission on August 8, 2000).

4.1	*
Amended and Restated Indenture, dated as of February 28, 2002, between Petrobras International Finance Company and The Bank of New York, as Trustee, relating to the 9 1/8% Senior Notes due 2007 (incorporated by reference to the exhibits to the Annual Report on Form 20-F (File No. 333-14168) filed with the Securities and Exchange Commission on July 1, 2002, and an amendment to which was filed on December 13, 2002).

4.2	*
Amended and Restated Account Control Agreement, dated as of February 28, 2002, among Petrobras International Finance Company, The Bank of New York, as Trustee and The Bank of New York, as Depository Bank and Securities Intermediary.

4.3	*	Form of Note

Exhibit Number		Item

4.4	*
Amended and Restated Registration Rights Agreement, dated as of February 28, 2002, among Petrobras International Finance Company, Petróleo Brasileiro S.A.—Petrobras and UBS Warburg LLC, Morgan Stanley & Co. Incorporated and Banco Bilbao Vizcaya Argentaria S.A. (incorporated by reference to the exhibits to the Annual Report on Form 20-F (File No. 333-14168) filed with the Securities and Exchange Commission on July 1, 2002, and an amendment to which was filed on December 13, 2002).

4.5	*
Amended and Restated Standby Purchase Agreement, dated as of February 28, 2002, between Petróleo Brasileiro S.A.—Petrobras and The Bank of New York, as Trustee (incorporated by reference to the exhibits to the Annual Report on Form 20-F (File No. 333-14168) filed with the Securities and Exchange Commission on July 1, 2002, and an amendment to which was filed on December 13, 2002).

5.1	*	Opinion of Clifford Chance US LLP, special U.S. counsel to Petrobras International Finance Company and Petróleo Brasileiro S.A.—Petrobras, regarding the validity of the notes registered hereby.

5.2	**	Opinion of Walkers, special Cayman Islands counsel to Petrobras International Finance Company, regarding the validity of the notes registered hereby.

5.3	*	Opinion of Nilton de Almeida Maia, General Counsel of Petróleo Brasileiro S.A.—Petrobras, regarding the validity of the Standby Purchase Agreement.

8.1	*	Opinion of Clifford Chance US LLP, special U.S. counsel to Petrobras International Finance Company and Petróleo Brasileiro S.A.—Petrobras, regarding tax matters.

8.2	*	Opinion of Walkers, special Cayman Islands counsel to Petrobras International Finance Company, regarding tax matters (contained in Exhibit 5.2).

12*		Computation of Ratio of Earnings to Fixed Charges.

15.1	*	Acknowledgement of PricewaterhouseCoopers, independent accountants to Petrobras International Finance Company.

15.2	*	Acknowledgement of PricewaterhouseCoopers, independent accountants to Petróleo Brasileiro S.A.—Petrobras.

21.1	*	List of Subsidiaries of Petrobras International Finance Company.

21.2	*
List of Subsidiaries of Petróleo Brasileiro S.A.—Petrobras (incorporated by reference to the company’s Annual Report on Form 20-F (File No. 001-15106) filed with the Securities and Exchange Commission on July 1, 2002).

23.1	*	Consent of PricewaterhouseCoopers, independent accountants to Petrobras International Finance Company.

23.2	*	Consent of PricewaterhouseCoopers, independent accountants to Petróleo Brasileiro S.A.—Petrobras.

23.3	*	Consent of Clifford Chance US LLP, special U.S. counsel to Petrobras International Finance Company and Petróleo Brasileiro S.A.—Petrobras (contained in Exhibit 5.1)

23.4	*	Consent of Walkers, special Cayman Islands counsel to Petrobras International Finance Company (contained in Exhibit 5.2).

23.5	*	Consent of Nilton de Almeida Maia, General Counsel of Petrobras (contained in Exhibit 5.3).

Exhibit Number		Item

24.1	*	Powers of Attorney of Petrobras International Finance Company (included on signature page to Registration Statement).

24.2	*	Powers of Attorney of Petróleo Brasileiro S.A.—Petrobras (included on signature page to Registration Statement).

24.3	*	Powers of Attorney of Petróleo Brasileiro S.A.—Petrobras (included on signature page to Registration Statement).

25*
Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee, on Form T-1, relating to the 9 1/8% Senior Notes due 2007 (including Exhibit 7 to Form T-1).

99.1	*	Form of Letter of Transmittal for the Notes.

99.2	*	Form of Notice of Guaranteed Delivery.

99.3	*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	*	Form of Letter to Clients.

*	Previously filed.
**	An amended exhibit has been filed herewith.

(b)  Financial Statement Schedules

Not applicable.

Item 22.    Undertakings

The undersigned Registrant hereby undertakes:

(1)  that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(2)  that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)(i)  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of the request;

(4)  to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

(5)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

(6)  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, registrant Petrobras International Finance Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, Brazil, on January 31, 2003.

PETROBRAS INTERNATIONAL FINANCE COMPANY

By:	/S/ DANIEL LIMA DE OLIVEIRA
Name: Daniel Lima de Oliveira Title: Financial Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Almir Guilherme Barbassa	Chairman of the Board of Directors, PIFCo	January 31, 2003

* Carlos Ney Martin de Andrade	Director, PIFCo	January 31, 2003

* Mariângela Monteiro Tizatto	Accounting Manager (Principal Accounting Officer), PIFCo	January 31, 2003

/S/ DANIEL LIMA DE OLIVEIRA Daniel Lima de Oliveira	Financial Manager (Principal Financial Officer), PIFCo	January 31, 2003

* Theodore M. Helms	Authorized U.S. Representative, PIFCo	January 31, 2003

*By:	/S/ DANIEL LIMA DE OLIVEIRA
Daniel Lima de Oliveira Attorney-in-fact Pursuant to powers of attorney filed with the Commission herewith or previously

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, registrant Petróleo Brasileiro S.A.—Petrobras certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, Brazil, on January 31, 2003.

PETRÓLEO BRASILEIRO S.A.—PETROBRAS

By:	/S/ JOÃO PINHEIRO NOGUEIRA BATISTA
Name: João Pinheiro Nogueira Batista Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
Dilma Vana Rousseff	Chairman of the Board of Directors, Petrobras

* José Eduardo de Barros Dutra	President and Director (Principal Executive Officer), Petrobras	January 31, 2003

/S/ JOÃO PINHEIRO NOGUEIRA BATISTA João Pinheiro Nogueira Batista	Chief Financial Officer (Principal Financial Officer), Petrobras	January 31, 2003

* Marcos Antonio Silva Menezes	Chief Accounting Officer (Principal Accounting Officer), Petrobras	January 31, 2003

* Gerald Dinu Reiss	Director, Petrobras	January 31, 2003

José Dirceu de Oliveria e Silva	Director, Petrobras

* Jorge Gerdau Johannpeter	Director, Petrobras	January 31, 2003

Antonio Palocci Filho	Director, Petrobras

Fabio Colletti Barbosa	Director, Petrobras

* Claudio Luiz da Silva Haddad	Director, Petrobras	January 31, 2003

Gleuber Vieira	Director, Petrobras

* Theodore M. Helms	Authorized U.S. Representative, Petrobras	January 31, 2003

*By:	/S/ JOÃO PINHEIRO NOGUEIRA BATISTA
João Pinheiro Nogueira Batista Attorney-in-fact Pursuant to powers of attorney filed with the Commission herewith or previously

EXHIBIT INDEX

Exhibit Number	Item
1.1*	Form of Exchange Agent Agreement.

3.1*
Articles of Association of Petrobras International Finance Company (incorporated by reference to the exhibits to the Registration Statement on Form F-4 (File No. 333-14168) filed with the Securities and Exchange Commission on December 6, 2001).

3.2*
Charter (Estatuto Social) of Petróleo Brasileiro S.A.—Petrobras (together with an English translation thereof) (incorporated by reference to the exhibits to the Registration Statement on Form F-1 (File No. 333-12298) filed with the Securities and Exchange Commission on August 8, 2000).

4.1*
Amended and Restated Indenture, dated as of February 28, 2002, between Petrobras International Finance Company and The Bank of New York, as Trustee, relating to the 9 1/8% Senior Notes due 2007 (incorporated by reference to the exhibits to the Annual Report on Form 20-F (File No. 333-14168) filed with the Securities and Exchange Commission on July 1, 2002, and an amendment to which was filed on December 13, 2002).

4.2*
Amended and Restated Account Control Agreement, dated as of February 28, 2002, among Petrobras International Finance Company, The Bank of New York, as Trustee and The Bank of New York, as Depository Bank and Securities Intermediary.

4.3*	Form of Note.

4.4*
Amended and Restated Registration Rights Agreement, dated as of February 28, 2002, among Petrobras International Finance Company, Petróleo Brasileiro S.A.—Petrobras and UBS Warburg LLC, Morgan Stanley & Co. Incorporated and Banco Bilbao Vizcaya Argentaria S.A. (incorporated by reference to the exhibits to the Annual Report on Form 20-F (File No. 333-14168) filed with the Securities and Exchange Commission on July 1, 2002, and an amendment to which was filed on December 13, 2002)

4.5*
Amended and Restated Standby Purchase Agreement, dated as of February 28, 2002, between Petróleo Brasileiro S.A.—Petrobras and The Bank of New York, as Trustee (incorporated by reference to the exhibits to the Annual Report on Form 20-F (File No. 333-14168) filed with the Securities and Exchange Commission on July 1, 2002, and an amendment to which was filed on December 13, 2002).

5.1*	Opinion of Clifford Chance US LLP, special U.S. counsel to Petrobras International Finance Company and Petróleo Brasileiro S.A.—Petrobras, regarding the validity of the notes registered hereby.

5.2**	Opinion of Walkers, special Cayman Islands counsel to Petrobras International Finance Company, regarding the validity of the notes registered hereby.

5.3*	Opinion of Nilton de Almeida Maia, General Counsel of Petróleo Brasileiro S.A.—Petrobras, regarding the validity of the Standby Purchase Agreement.

8.1*	Opinion of Clifford Chance US LLP, special U.S. counsel to Petrobras International Finance Company and Petróleo Brasileiro S.A.—Petrobras, regarding tax matters.

8.2*	Opinion of Walkers, special Cayman Islands counsel to Petrobras International Finance Company, regarding tax matters (contained in Exhibit 5.2).

12*	Computation of Ratio of Earnings to Fixed Charges.

Exhibit Number	Item

15.1*	Acknowledgement of PricewaterhouseCoopers, independent accountants to Petrobras International Finance Company.

15.2*	Acknowledgement of PricewaterhouseCoopers, independent accountants to Petróleo Brasileiro S.A.—Petrobras.

21.1*	List of Subsidiaries of Petrobras International Finance Company.

21.2*
List of Subsidiaries of Petróleo Brasileiro S.A.—Petrobras (incorporated by reference to the company’s Annual Report on Form 20-F (File No. 001-15106) filed with the Securities and Exchange Commission on July 1, 2002).

23.1*	Consent of PricewaterhouseCoopers, independent accountants to Petrobras International Finance Company.

23.2*	Consent of PricewaterhouseCoopers, independent accountants to Petróleo Brasileiro S.A.— Petrobras.

23.3*	Consent of Clifford Chance US LLP, special U.S. counsel to Petrobras International Finance Company and Petróleo Brasileiro S.A.—Petrobras (contained in Exhibit 5.1)

23.4*	Consent of Walkers, special Cayman Islands counsel to Petrobras International Finance Company (contained in Exhibit 5.2).

23.5*	Consent of Nilton de Almeida Maia, General Counsel of Petrobras (contained in Exhibit 5.3).

24.1*	Powers of Attorney of Petrobras International Finance Company (included on signature page to Registration Statement).

24.2*	Powers of Attorney of Petróleo Brasileiro S.A.—Petrobras (included on signature page to Registration Statement).

24.3*	Powers of Attorney of Petróleo Brasileiro S.A.—Petrobras (included on signature page to Registration Statement).

25*
Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee, on Form T-1, relating to the 9 1/8% Senior Notes due 2007 (including Exhibit 7 to Form T-1).

99.1*	Form of Letter of Transmittal for the Notes.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4*	Form of Letter to Clients.

*	Previously filed.
**	An amended exhibit has been filed herewith.